                                                                     EXHIBIT 2.1






                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           AMERICAN BANCSHARES, INC.,

                           AMERICAN BANK OF BRADENTON

                                       AND

                              MURDOCK FLORIDA BANK

                         DATED AS OF SEPTEMBER 23, 1997

                                TABLE OF CONTENTS

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                                                                                                               Page
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
PREAMBLE

ARTICLE I
         The Merger and Related Transactions....................................................................-1-
                  1.1      The Merger...........................................................................-1-
                  1.2      Time and Place of Closing............................................................-1-
                  1.3      Effective Time.......................................................................-2-

ARTICLE II
         Terms of Merger........................................................................................-2-
                  2.1      Articles of Incorporation............................................................-2-
                  2.2      Bylaws...............................................................................-2-
                  2.3      Directors and Officers...............................................................-2-

ARTICLE III
         Manner of Converting Shares............................................................................-2-
                  3.1      Conversion...........................................................................-2-
                  3.2      Anti-Dilution Provisions.............................................................-3-
                  3.3      Shares held by Murdock...............................................................-3-
                  3.4      Fractional Shares....................................................................-3-
                  3.5      Conversion of Stock Options..........................................................-4-
                  3.6      Dissenter's Shares...................................................................-5-
                  3.7      Transfers............................................................................-5-

ARTICLE IV
         Exchange of Shares.....................................................................................-6-
                  4.1      Exchange Procedures..................................................................-6-
                  4.2      Rights of Former Murdock Shareholders................................................-6-
                  4.3      Termination of Exchange Fund.........................................................-7-

ARTICLE V
         Representations and Warranties of Murdock..............................................................-7-
                  5.1      Organization, Standing, and Power....................................................-7-
                  5.2      Authority; No Conflict...............................................................-7-
                  5.3      Capitalization.......................................................................-9-
                  5.4      No Subsidiaries......................................................................-9-
                  5.5      Regulatory Filings; Financial Statements.............................................-9-
                  5.6      Absence of Certain Changes or Events................................................-10-
                  5.7      No Undisclosed Liabilities..........................................................-10-
                  5.8      Tax Matters.........................................................................-10-
                  5.9      Assets..............................................................................-12-
                  5.10     Allowance for Loan or Credit Losses.................................................-12-
                  5.11     Notes and Obligations...............................................................-12-
                  5.12     Insurance...........................................................................-13-
                  5.13     Environmental Matters...............................................................-13-


                                        i
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
                  5.14     Compliance with Laws; No Violations.................................................-14-
                  5.15     Labor Matters.......................................................................-15-
                  5.16     Employee Benefit Plans..............................................................-15-
                  5.17     Commitments and Contracts...........................................................-16-
                  5.18     Material Contract Defaults..........................................................-16-
                  5.19     Legal Proceedings...................................................................-17-
                  5.20     Intellectual Property...............................................................-17-
                  5.21     Brokers and Finders.................................................................-17-
                  5.22     Statements True and Correct.........................................................-17-
                  5.23     Accounting, Tax and Regulatory Matters..............................................-18-
                  5.24     Opinion of Financial Advisor........................................................-18-
                  5.25     State Takeover Laws.................................................................-18-
                  5.26     Corporate Governance Provisions.....................................................-18-
                  5.27     Derivative Contracts................................................................-18-
                  5.28     Support of Stockholders.............................................................-19-

ARTICLE VI
         Representations and Warranties of ABI.................................................................-19-
                  6.1      Organization, Standing, and Power...................................................-19-
                  6.2      Authority; No Conflict..............................................................-19-
                  6.3      Capitalization......................................................................-20-
                  6.4      Subsidiaries........................................................................-20-
                  6.5      SEC Filings; Financial Statements...................................................-21-
                  6.6      Absence of Certain Changes or Events................................................-21-
                  6.7      No Undisclosed Liabilities..........................................................-21-
                  6.8      Tax Matters.........................................................................-21-
                  6.9      Environmental Matters...............................................................-22-
                  6.10     Compliance with Laws; No Violations.................................................-23-
                  6.11     Legal Proceedings...................................................................-23-
                  6.12     Brokers and Finders.................................................................-24-
                  6.14     Accounting, Tax, and Regulatory Matters.............................................-24-
                  6.15     Material Contracts..................................................................-24-

ARTICLE VII
         Conduct of Business Prior to the Effective Time.......................................................-24-
                  7.1      Conduct of Business by Murdock......................................................-24-
                  7.2      Forbearance.........................................................................-25-
                  7.3      Covenants of ABI....................................................................-27-
                  7.4      Notification of Adverse Changes in Condition........................................-27-
                  7.5      Government Filings and Reports......................................................-27-

ARTICLE VIII
         Additional Agreements.................................................................................-28-
                  8.1      Registration Statement; Proxy Statement; Regulatory Matters.........................-28-
                  8.2      Access to Information; Confidentiality..............................................-28-
                  8.3      Stockholders' Approvals.............................................................-29-
                  8.4      Filings with State Offices..........................................................-29-
                  8.5      Agreements As To Efforts to Consummate..............................................-29-
                  8.6      No Solicitation.....................................................................-30-


                                       ii
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
                  8.7      Employee Benefits...................................................................-30-
                  8.8      Current Information.................................................................-30-
                  8.9      Other Actions.......................................................................-30-
                  8.10     Press Releases......................................................................-30-
                  8.11     Pooling and Tax-Free Reorganization Treatment.......................................-31-
                  8.12     State Takeover Laws.................................................................-31-
                  8.13     Corporate Governance Provisions.....................................................-31-
                  8.14     Agreement of Affiliates.............................................................-31-
                  8.15     Officer Agreement...................................................................-31-
                  8.16     American Bank/Murdock Local Advisory Board..........................................-32-
                  8.17     Indemnification.....................................................................-32-
         Conditions............................................................................................-34-
                  9.1      Conditions to Obligations of Each Party.............................................-34-
                  9.2      Conditions to Obligations of ABI to Effect the Merger...............................-35-
                  9.3      Conditions to Obligation of Murdock to Effect the Merger............................-36-

ARTICLE X
         Termination...........................................................................................-37-
                  10.1     Termination.........................................................................-37-
                  10.2     Effect of Termination...............................................................-39-
                  10.3     Termination Fee.....................................................................-39-

ARTICLE XI
         Definitions...........................................................................................-40-
                  11.1     Definitions.........................................................................-40-
                  11.2     Expenses............................................................................-45-
                  11.3     Non-Survival of Representations, Warranties and Covenants Following
                           the Effective Time..................................................................-46-
                  11.4     Entire Agreement....................................................................-46-
                  11.5     Obligation of ABI...................................................................-46-
                  11.6     Amendment and Modification..........................................................-46-
                  11.7     Waivers.............................................................................-46-
                  11.8     No Assignment.......................................................................-46-
                  11.9     Notices.............................................................................-47-
                  11.10    Governing Law.......................................................................-48-
                  11.11    Fiduciary Duty......................................................................-48-
                  11.12    Enforcement of Agreement............................................................-48-
                  11.13    Counterparts........................................................................-48-
                  11.14    Captions............................................................................-48-

                           Exhibit A        Plan of Merger
                           Exhibit B        Voting Letter Agreement
                           Exhibit C        Affiliate's Letter
                           Exhibit D        Opinion of Counsel for Murdock
                           Exhibit E        Opinion of Counsel for ABI

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of September 23, 1997 by and among AMERICAN BANCSHARES, INC. ("ABI"), a Florida corporation having its principal office located in Bradenton, Florida, AMERICAN BANK OF BRADENTON ("American Bank"), a Florida state chartered bank, and MURDOCK FLORIDA BANK ("Murdock"), a Florida state chartered bank having its principal office located in Murdock, Florida.

                                    PREAMBLE

         The Boards of Directors of ABI, American Bank, and Murdock are of the opinion that the transactions described herein are in best interest of the parties and their respective shareholders and have approved the transactions described herein. This Agreement provides for the acquisition of Murdock by ABI pursuant to the merger of Murdock with and into, American Bank (the "Merger"), a wholly owned subsidiary of ABI. At the effective time of the Merger, the outstanding shares of capital stock of Murdock shall be converted into the right to receive shares of the capital stock of the ABI (except as provided herein). As a result, stockholders of Murdock shall become stockholders of ABI. The transactions contemplated by this Agreement are subject to the approval of the shareholders of Murdock, the Florida Department of Banking and Finance, the Board of Governors of the Federal Reserve System, and the Federal Deposit Insurance Corporation ("FDIC"), and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that for federal income tax purposes the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a "pooling of interest".

         Certain capitalized terms used in this Agreement are defined in Section
11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual representations, warranties, covenants, and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                       THE MERGER AND RELATED TRANSACTIONS

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Murdock shall be merged with and into American Bank in accordance with the provisions of the FFIC. At the Effective Time, the separate corporate existence of Murdock shall cease, and American Bank, which shall remain a wholly-owned subsidiary of ABI, shall be the surviving corporation resulting from the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Florida. The Merger will be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Board of Directors of ABI, American Bank, and Murdock, and the Plan of Merger in substantially the form set forth in Exhibit A and is incorporated herein by reference, which has been approved and adopted by the Board of Directors of American Bank and Murdock. From and after the Effective Time, the Merger shall have the effects set forth in the FFIC.

         1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing"), including the Merger, will take place at the offices of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., One Harbour Place, 777 South Harbour Island Drive, Tampa, Florida 33601, at 10:00 a.m. local time on a date specified by the parties as they, acting through their chief executive officers or Chairman of the Board of Directors, may mutually agree. Subject to the terms and conditions hereof, unless mutually agreed upon in writing by each party, the parties shall use their reasonable best efforts to cause the Closing to occur on or before the fifth business day following the Determination Date.

         1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time on which the articles of merger ("Articles of Merger") containing the provisions required by, and executed in accordance with, the Florida Business Corporation Act ("FBCA"), shall have been accepted for filing by the Secretary of State of the State of Florida or such later date and time as is agreed upon in writing by ABI and Murdock and specified in the Articles of Merger (the "Effective Time"). Unless ABI and Murdock otherwise mutually agree in writing, the parties to this Agreement shall use their best efforts to cause the Effective Time to occur on the date of Closing.

                                   ARTICLE II

                                 TERMS OF MERGER

         2.1 ARTICLES OF INCORPORATION. Pursuant to the Merger, the articles of incorporation of American Bank in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until otherwise amended and repealed in accordance with applicable law.

         2.2 BYLAWS. Pursuant to the Merger, the Bylaws of the American Bank in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until otherwise amended or repealed in accordance with applicable law.

         2.3 DIRECTORS AND OFFICERS. From and after the Effective Time, the directors and officers of American Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

                                   ARTICLE III

                           MANNER OF CONVERTING SHARES

         3.1 CONVERSION. Subject to the provisions of this Article III, at the Effective Time, by virtue of the Merger and without any action on the part of the shareholders of ABI or Murdock, the shares of the constituent corporations shall be converted as follows:

                  (a) Except for shares of Murdock Common Stock issued and outstanding immediately prior to the Effective Time as to which dissenters' rights have been perfected and not withdrawn, and subject to Section 3.4 relating to fractional shares, each share of Murdock Common Stock (excluding shares to be cancelled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for 2.40 ABI Common Shares (the "Exchange Ratio"). The Exchange Ratio shall be fixed and no adjustment shall be made except pursuant to Section 3.2 of this Agreement unless the Designated Price of the ABI Common Shares is less than $11.00, the Closing Equity is less than $5,000,000, or both, in which case the Exchange Ratio shall be adjusted in accordance with
Section 3.1(b) of this Agreement.

                  (b) If the Designated Price of ABI Common Shares is less than $11.00 and the Closing Equity is at least $5,000,000, then the Exchange Ratio shall be increased to equal the quotient, rounded to the third decimal point, of: (x) the product of $11.00 and the Exchange Ratio divided by (y) the Designated Price. If the Designated Price shall be less than $10.00, then ABI and Murdock shall in good faith attempt to negotiate a mutually acceptable Merger Consideration for the Murdock Common Stock; provided, however, that if a mutually agreed upon Merger Consideration is not negotiated within four days following the Determination Date, then Murdock may terminate this Agreement pursuant to Section 10.1(i) of this Agreement. If the Closing Equity shall be less than $5,000,000, then the Exchange Ratio shall be adjusted as follows: (i) if the Designated Price is $11.00 or more, then the Exchange Ratio shall be decreased to equal the quotient, rounded to the third decimal point, of (A) the quotient of [Closing Equity multiplied by 2.25, divided by 385,015] divided by
(B) 12.169, or (ii) if the Designated Price is less than $11.00, then the Exchange Ratio shall be adjusted to equal the quotient, rounded to the third decimal point, of (A) the quotient of [Closing Equity multiplied by 2.25, divided by 385,015] divided by (B) 11.00. If the Closing Equity shall be less than $4,875,000, then ABI and Murdock shall in good faith attempt to negotiate a mutually acceptable Merger Consideration for the Murdock Common Stock; provided, however, that if a mutually agreed upon Merger Consideration is not negotiated within four days following the determination of Closing Equity, then ABI may terminate the Agreement pursuant to Section 10.1(j) of this Agreement.

                  (c) Each of the Surviving Corporation common shares, $1.175 par value per share, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (d) Each of the ABI Common Shares issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

         3.2 ANTI-DILUTION PROVISIONS. In the event that ABI changes the number of ABI Common Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or other similar transaction with respect to such ABI Common Shares and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Merger Consideration shall be proportionately adjusted so as to prevent any dilutive effect to the stockholders of Murdock which would otherwise result from any such transaction on a percentage of ownership basis.

         3.3 SHARES HELD BY MURDOCK. Each share of Murdock Common Stock held by Murdock as treasury stock, other than those shares of Murdock Common Stock held in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and retired at the Effective Time and shall cease to exist and no consideration shall be exchanged therefor. All ABI Common Shares that are owned by Murdock shall become treasury stock of ABI.

         3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Murdock Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of an ABI Common Share (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without any interest thereon) in an amount equal to such fractional part of an ABI Common Share multiplied by the "market price" of one ABI Common Share at the Closing. The "market price" of one ABI Common Share at the Closing shall be the closing price of such common shares on Nasdaq (as reported by the Wall Street Journal or, if not reported thereby, any other authoritative source selected by ABI) on the last trading day preceding the Closing. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional share.

         3.5 CONVERSION OF STOCK OPTIONS.

                  (a) At the Effective Time, each award, option, or other right to purchase or acquire ABI Common Shares pursuant to any stock awards, stock options, stock appreciation rights or other benefits ("Murdock Rights") granted and under any employee stock option or compensation plan or arrangement of Murdock ("Murdock Stock Plans") which are outstanding at the Effective Time, whether or not vested or exercisable, without any action on the part of the holder thereof, shall be converted into and become rights with respect to ABI Common Shares, and ABI shall assume each Murdock Right, in accordance with the terms of the Murdock Stock Plan and stock option agreement or award by which it is evidenced, except that from and after the Effective Time (i) ABI and its Compensation Committee shall be substituted for Murdock and the committee of Murdock's Board of Directors (including, if applicable, the entire Board of Directors of Murdock) administering such Murdock Stock Plan, (ii) each Murdock Right assumed by ABI may be exercised solely for ABI Common Shares (or cash in the case of stock appreciation rights), (iii) the number of ABI Common Shares subject to such Murdock Right shall be equal to the number of ABI Common Shares subject to such Murdock Right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Murdock Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Murdock Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the proceeding sentence, ABI shall not be obligated to issue any fraction of an ABI Common Share upon exercise of Murdock Rights and any fraction of an ABI Common Share that otherwise would be subject to a converted Murdock Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market price of one ABI Common Share and the per share exercise price of such right. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5(a), each Murdock Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. ABI agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

                  (b) As soon as practicable after the Effective Time, ABI shall deliver to the participants in each Murdock Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Murdock Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) of this Agreement after giving effect to the Merger), and ABI shall comply with the terms of each Murdock Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Murdock Stock Plan, that the Murdock Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, ABI shall take all corporate action necessary to reserve for issuance sufficient ABI Common Shares for delivery upon exercise of Murdock Rights assumed by ABI in accordance with this
Section 3.5. None of the ABI Common Shares to be issued upon conversion or exercise of converted Murdock Rights will be required to be registered under the Securities Act or any blue sky or state securities Laws.

                  (c) All restrictions or limitations on transfer with respect to Murdock Common Stock awarded under the Murdock Stock Plans, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to ABI Common Shares into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

                  (d) Prior to the Effective Time, Murdock will make any amendments to the terms of the Murdock Stock Plans that are necessary to give effect to the transactions contemplated by this Section 3.5. Murdock represents that neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will cause the acceleration of vesting, the lapse of repurchase rights or obligations, or the triggering of any other benefits, rights, or protections occurring upon a change of control of Murdock with respect to any Murdock Rights under any Murdock Stock Plan or otherwise. Except as contemplated by this Section 3.5(d), Murdock will not, after the date hereof, without the written consent of ABI, amend any outstanding Murdock Rights or other options or rights to purchase shares of Murdock Common Stock (including accelerating the vesting or lapse of repurchase rights or obligations).

         3.6 DISSENTER'S SHARES. Notwithstanding Section 3.1(a) of this Agreement, shares of Murdock Common Stock issued and outstanding at the Effective Time which are held by a holder who has not voted in favor of the Merger and who has demanded payment for such shares in accordance with Section
658.44 of the Florida Statutes ("Dissenting Murdock Shares") shall not be converted into or represent the right to receive the ABI Common Shares payable thereon pursuant to Section 3.1 of this Agreement, and shall be entitled only to such rights of appraisal as are granted by Section 658.44 of the Florida Statutes ("Dissent Provisions"), unless and until such holder fails to perfect or effectively withdraws or otherwise loses his or her right to appraisal. If after the Effective Time any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such shares of Murdock Common Stock shall be treated as if they had been converted at the Effective Time into the right to receive the ABI Common Shares payable thereon pursuant to Section 3.1 of this Agreement. Murdock shall give ABI prompt notice upon receipt by Murdock of any written objection to the Merger and such written demands for payment for shares of Murdock Common Stock under the Dissent Provisions, and the withdrawals of such demands, and any other instruments provided to Murdock pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder that becomes entitled, pursuant to the Dissent Provisions, to payment for any shares of Murdock Common Stock held by such Dissenting Shareholder shall receive payment therefor from ABI (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholders shares of Murdock Common Stock shall be cancelled. Murdock shall not, except with the prior written consent of ABI, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by a Dissenting Shareholder.

         3.7 TRANSFERS. At the Effective Time, the stock transfer books of Murdock shall be closed as to holders of Murdock Common Stock immediately prior to the Effective Time and no transfers of Murdock Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates representing Murdock Common Stock are properly presented in accordance with Section 4.1 of this Agreement to the exchange agent, which shall be selected by ABI ("Exchange Agent"), such certificates shall be cancelled and exchanged for certificates representing the number of whole ABI Common Shares and a check representing the amount of cash for fractional shares, if any, into which the Murdock Common Stock represented thereby were converted in the Merger (the "Merger Consideration").

                                   ARTICLE IV

                               EXCHANGE OF SHARES

         4.1 EXCHANGE PROCEDURES. As of the Effective Time, ABI shall deposit or shall cause to be deposited with the Exchange Agent for exchange in accordance with this Article IV, certificates representing ABI Common Shares and cash in such amounts necessary to provide all the Merger Consideration required to be exchanged by ABI pursuant to the terms of this Agreement (such Merger Consideration, together with any dividends or other distributions with respect thereto, referred to herein as the "Exchange Fund"). As soon as reasonably practicable after the Effective Time, ABI shall cause the Exchange Agent to mail to each holder of record of shares of Murdock Common Stock immediately prior to the Effective Time whose shares were converted pursuant to Section 3.1 of this Agreement into the right to receive the Merger Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Murdock Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent, and which shall be in such form and have such other provisions as ABI may reasonably specify) and (ii) instructions for use in effecting the surrender of the Murdock Common Stock certificates in exchange for the Merger Consideration. After the Effective Time, each holder of shares of Murdock Common Stock issued and outstanding at the Effective Time (other than shares as to which dissenters' rights have been perfected under the Dissent Provisions and not withdrawn and other than shares to be cancelled pursuant to Section 3.3 of this Agreement) shall surrender the certificate or certificates theretofore representing such shares, together with such transmittal materials properly and duly executed, to the Exchange Agent and promptly upon surrender shall receive in exchange therefor the Merger Consideration, together with all declared but unpaid dividends or distributions in respect of such shares (without any interest thereon), and the Murdock Common Stock certificates so surrendered shall forthwith be cancelled. The certificate or certificates for Murdock Common Stock shall be duly endorsed as the Exchange Agent may require. ABI shall not be obligated to deliver the consideration to which any former holder of Murdock Common Stock is entitled as the result of the Merger until such holder surrenders his certificate or certificates representing shares of Murdock Common Stock for exchange as provided in this Section 4.1. If any certificate for ABI Common Shares, or check representing cash in lieu of fractional shares and/or declared by unpaid dividends or distributions, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the reasonable satisfaction of the Exchange Agent that no such taxes are payable.

         4.2 RIGHTS OF FORMER MURDOCK SHAREHOLDERS. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Murdock Common Stock (other than those shares as to which dissenter's rights have been perfected under the Dissent Provisions and not withdrawn, and other than shares to be cancelled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive ABI Common Shares and cash in lieu of fractional shares as set forth in this Agreement (without any interest thereon). Whenever a dividend or other distribution is declared by ABI on the ABI Common Shares, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of ABI Common Shares at or subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Murdock Common Stock issued and outstanding at the Effective Time until such holder physically surrenders such certificate for exchange as provided in Section 4.1 of this Agreement, promptly after which time all such dividends or distributions shall be paid (without any interest thereon).

         4.3 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof) which had been made available to the Exchange Agent pursuant to Section 4.1 of this Agreement that remain unclaimed by the former shareholders of Murdock for six (6) months after the Effective Time shall be paid to ABI. Any former shareholders of Murdock who have not theretofore complied with this Article IV shall thereafter look only to ABI for payment of the Merger Consideration, and any unpaid dividends and distributions on the ABI Common Shares deliverable in respect of each share of Murdock Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Any other provision of this Agreement notwithstanding, neither ABI, American Bank, the Surviving Corporation, nor shall the Exchange Agent be liable to a holder of Murdock Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any abandoned property, escheat, or similar law.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF MURDOCK

         Murdock hereby represents and warrants to ABI and American Bank as follows:

         5.1 ORGANIZATION, STANDING, AND POWER. Murdock is a state banking corporation duly organized, validly existing, and in active status under the laws of the State of Florida, and has the requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted . Murdock is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction. Murdock's deposits are insured by the FDIC to the maximum extent permitted by Law. Murdock has provided to ABI true, complete, and correct copies of the articles of incorporation and bylaws of Murdock, in each case as amended and in effect on the date of this Agreement.

         5.2 AUTHORITY; NO CONFLICT.

                  (a) Murdock has all the requisite corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval and adoption of this Agreement by the stockholders of Murdock, to perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Murdock and the consummation by Murdock of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Murdock, subject in the case of the consummation of the Merger contemplated hereby to the requisite approval and adoption of this Agreement by the stockholders of Murdock as contemplated by Section 8.3 of this Agreement. The affirmative vote of the holders of a majority of the outstanding shares of Murdock Common Stock is the only vote required of Murdock's capital stock necessary in connection with the consummation of the Merger. No other vote of the holders of Murdock's capital stock is necessary in conjunction with this Agreement or consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Murdock and, subject to such requisite stockholder approval of the Agreement (and assuming due authorization, execution and delivery by ABI and American Bank), the Agreement constitutes a legal, valid, and binding obligation of Murdock enforceable against Murdock in accordance with its terms (except in all cases to the extent as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights and remedies generally and except that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which any proceedings may be brought).

                  (b) At a meeting duly called and held, the Board of Directors of Murdock has determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of Murdock's stockholders, approved and adopted this Agreement and the transactions contemplated hereby, and resolved (subject to Section 8.3 of this Agreement) to recommend approval and adoption of this Agreement by its stockholders. Murdock has been advised that all of Murdock's directors and its President and Chief Executive Officer intend to vote in favor of the approval and adoption of this Agreement at the Stockholders' Meeting and have executed a letter agreement to this effect with ABI in substantially the form as set forth in Exhibit B to this Agreement.

                  (c) Except as disclosed in Section 5.2(c) of the Murdock Disclosure Memorandum, neither the execution and delivery of this Agreement by Murdock, nor the consummation by Murdock of the transactions contemplated hereby, nor compliance by Murdock with any of the terms or provisions herein, will (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Murdock, (ii) violate, conflict with, constitute or result in a breach of any term, condition, or provision of, or constitute a default (with or without notice or the lapse of time, or both) under, or give rise to any right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or require a Consent pursuant to, or result in the creation of any claims, lien, pledge, security interest, charge, or other encumbrance of any kind whatsoever ("Liens") upon any assets or properties of Murdock pursuant to, any of the terms, provisions, or conditions of any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, agreement, contract, lease, Permit, concession, franchise, plan, or other instrument or obligation to which Murdock is a party, or by which any of its assets or properties may be bound or affected, except for such violations, conflicts, breaches, defaults, creation of Liens, or failure to obtain such a Consent that would not, individually or in the aggregate, have a Material Adverse Effect on Murdock or the Surviving Corporation or materially threaten, impede, or impair the consummation of the transactions contemplated by this Agreement, or (iii) subject to receipt of the requisite approvals and Consents referred to in Sections 9.1(a), 9.1(b), and 9.1(e) of this Agreement, conflict with or violate any judgment, order, writ, Injunction, decree, or Law applicable to Murdock or any of its assets or properties, which conflict or violation, individually or in the aggregate, would have or be reasonably likely to have a Material Adverse Effect on Murdock.

                  (d) Other than (i) in connection or compliance with the provisions of applicable state corporate and securities Laws, the Securities Laws, and rules of Nasdaq, (ii) Consents required from, or notification, to or filings with Regulatory Authorities, and (iii) notices to or filings with the Internal Revenue Service, or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, registration, declaration, or filing with, order, authorization, or Permit of, exemption or waiver by, or Consent of, or any action by any court, governmental, regulatory, or administrative agency, commission, authority, instrumentality, or other public body, domestic or foreign (a "Governmental Entity") is necessary or required as a pre-condition to the execution and delivery of this Agreement by Murdock or the consummation by Murdock of the Merger and the other transactions contemplated hereby, other than such notices, registrations, declarations, or filings, which if not made or obtained would not have or be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Murdock.

         5.3 CAPITALIZATION.

                  (a) The authorized capital stock of Murdock consists of, and as of the Closing will consist of 800,000 shares of Murdock Common Stock, of which 385,015 shares are, and as of Closing will be, issued and outstanding. There are no treasury shares. All of the issued and outstanding shares of Murdock Common Stock are duly and validly issued and are fully paid and nonassessable. None of the outstanding shares of Murdock Common Stock has been issued in violation of any preemptive rights. Except for 14,000 shares of Murdock Common Stock reserved for issuance and issuable upon the exercise of outstanding options granted to the President of Murdock, as of the date hereof, there are no shares of Murdock Common Stock issuable pursuant to any options, warrants, or other outstanding rights to purchase shares of Murdock Common Stock.

                  (b) Except as set forth in Section 5.3(a) of this Agreement, there are no shares of capital stock or other voting or equity securities of Murdock outstanding and Murdock has not granted and there are not outstanding any options, warrants, scrip, rights to subscribe to or acquire, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Murdock or any contracts, commitments, undertakings, or other arrangements of any kind to which Murdock is a party or by which Murdock may be bound to issue, deliver, or sell additional shares of its capital stock or other voting securities of Murdock, or any options, warrants, scrip, or rights to purchase or acquire any additional shares of its capital stock. There are no outstanding obligations of Murdock to repurchase, redeem, or otherwise acquire any shares of the capital stock of Murdock.

         5.4 NO SUBSIDIARIES. Murdock does not have any Subsidiaries.

         5.5 REGULATORY FILINGS; FINANCIAL STATEMENTS.

                  (a) Murdock (i) has delivered to ABI copies of the balance sheets (including related notes and schedules, if any) of Murdock as of June 30, 1997, December 31, 1996, 1995, and 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1997, and for each of the three fiscal years ended December 31, 1996, 1995, and 1994, as filed by Murdock with the

FDIC and the Florida Department of Banking and Finance (the "Department"), and
(ii) will deliver to ABI the balance sheets (including the related notes and schedules, if any) of Murdock and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and available schedules, if any) included in Murdock's call reports filed and published in accordance with applicable federal and state regulations with respect to the periods ended subsequent to June 30, 1997 (the financial statements described in this Section 5.5(a)(i) and (ii), collectively, the "Murdock Financial Statements"). Murdock has furnished ABI with all management letters of its outside independent certified public accountants relating to audits performed in connection with the Murdock Financial Statements. Each of the Murdock Financial Statements, including, in each case, any related notes: (A) is true or will be true, complete, and correct in all material respects as of their respective dates, (B) is or, if dated after the date of this Agreement, will be in accordance with and supported by and consistent with the books and records of Murdock, including, without limitation, a general ledger and detailed trial balances, which books and records have been made available to ABI and which have been or will have been maintained in accordance with good business practices,
(C) is or will be prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto), and (D) presents or will present fairly the consolidated financial position and the consolidated results of operations, changes in shareholders' equity, and statements of cash flows of Murdock as of the dates and for the periods indicated subject, in the case of interim financial statements, to normal year-end adjustments and any other adjustments described therein which were not or are not expected to be material in amount, and except for the absence of certain footnote information in the unaudited statements. All Murdock Financial Statements presented for any fiscal year ended December 31 are and will be audited.

                  (b) Since January 1, 1994, Murdock has timely filed all forms, reports, documents, and statements, including any call reports, required to be filed by Murdock with any Regulatory Authority, together with any amendments or supplements required to be made with respect thereto (collectively referred to as the "Murdock Regulatory Documents"), and all such Murdock Regulatory Documents have been filed on the appropriate form and prepared in all material respects in accordance with such form's instruction and the rules and regulations of the applicable Regulatory Authority and all other applicable Laws. None of the Murdock Regulatory Documents, including any financial statements, exhibits, and schedules thereto, filed with a Regulatory Authority, as of their respective filing dates, contained, and no such Murdock Regulatory Documents filed after the date of this Agreement will contain, any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Murdock is not required to file any forms, reports, or other documents with the SEC.

         5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in
Section 5.6 of the Murdock Disclosure Memorandum, since December 31, 1996: (i) Murdock has conducted its business in all material respects only in the ordinary course and in a manner consistent with past practices, (ii) there have been no events, changes, developments, or occurrences which have had, or which would have, individually or in the aggregate, a Material Adverse Effect on Murdock, and (iii) Murdock has not taken any action, or failed to take any action (whether or not in the ordinary course and consistent with past practices), prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of the covenants and agreements of Murdock provided in Articles VII and VIII of this Agreement.

         5.7 NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 5.7 of the Murdock Disclosure Memorandum, Murdock does not have any material obligations or liabilities (contingent or otherwise whether accrued or reserved), and there is no existing condition, situation, or set of circumstances which could reasonably be expected to result in such obligation or liability, except obligations and liabilities (i) which are fully accrued or reserved against in the balance sheets of Murdock as of June 30, 1997, included in the Murdock Financial Statements or reflected in the notes thereto, or (ii) which were fully incurred or paid after June 30, 1997 in the ordinary course of business consistent with past practices. Except as set forth in Section 5.7 of the Murdock Disclosure Memorandum, since June 30, 1997, Murdock has not incurred or paid any obligation or liability which would have a Material Adverse Effect on Murdock.

         5.8 TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of Murdock have been timely filed, or requests for extensions have been timely filed, granted, and have not expired, for periods ending on or after December 31, 1994, and on or before the date of the most recent fiscal year and immediately preceding the Effective Time, and all such Tax Returns filed are true, complete, and accurate in all material respects. To the Knowledge of Murdock, all Taxes shown to be due on such Tax Returns have been timely paid by Murdock. There is no audit examination, deficiency, or refund litigation or matter in controversy in which Murdock has been joined as a party with respect to any Taxes, except as reserved against in the Murdock Financial Statements or as disclosed in Section 5.8 of the Murdock Disclosure Memorandum. All Taxes and other liabilities due with respect to completed and settled examinations or concluded litigation have been paid, accrued, or provided for as disclosed in
Section 5.8 of the Murdock Disclosure Memorandum.

                  (b) Except as disclosed in Section 5.8 of the Murdock Disclosure Memorandum, Murdock has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                  (c) Except as disclosed in Section 5.8 of the Murdock Disclosure Memorandum, adequate provision for any Taxes due or to become due for Murdock for any period or periods through June 30, 1997, has been made and is reflected on the June 30, 1997 financial statements included in the Murdock Financial Statements.

                  (d) Deferred Taxes of Murdock have been provided for in the Murdock Financial Statements in accordance with GAAP.

                  (e) All Taxes which Murdock is required by Law to withhold or to collect for payment have been duly withheld and collected, and have been paid to the proper Governmental Entity or are being withheld by Murdock, except for such failures which are not, individually or in the aggregate, material in amount. Murdock is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions which would not have, individually or in the aggregate, a Material Adverse Effect on Murdock.

                  (f) Except as disclosed in Section 5.8 of the Murdock Disclosure Memorandum, Murdock has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement, or other arrangement that could obligate Murdock to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                  (g) There are no Liens with respect to Taxes upon any of the material assets or properties of Murdock, except for loans on Murdock's books generated in the ordinary and normal course of business consistent with past practices.

                  (h) There has not been an ownership change, as defined in Internal Revenue Code Section 383(g), of Murdock that occurred during or after any taxable period in which Murdock or any Murdock Subsidiary incurred a net operating loss that carries over to any taxable period ending after December 31, 1995.

                  (i) Murdock has not filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

                  (j) All material elections with respect to Taxes affecting Murdock as of the date of this Agreement have been or will be timely made as set forth in Section 5.8 of the Murdock Disclosure Memorandum. After the date hereof, other than as set forth in Section 5.8 of the Murdock Disclosure Memorandum, no election with respect to Taxes will be made without the prior written consent of ABI, which consent will not be unreasonably withheld.

         5.9 ASSETS. A true, complete, and correct list of all real property, owned or leased by Murdock, including without limitation real property acquired in foreclosure of mortgages in the ordinary course of business, is set forth in
Section 5.9 of the Murdock Disclosure Memorandum. Except as set forth in Section
5.9 of the Murdock Disclosure Memorandum, Murdock has good, valid and marketable title to all of its assets and properties, whether tangible or intangible, real, personal, or mixed, free and clear of all Liens, mortgages, conditional and installment sale agreements, and secondary interests, of any kind whatsoever, except for (i) Liens for current taxes and assessments not-yet-past due, (ii) inchoate mechanic and materialmen Liens for construction in progress, (iii) workmen's, repairmen's, warehouse men's, and carriers' Liens arising in the ordinary course of business, (iv) Liens incurred in the ordinary course of its banking business, and (v) such imperfections or irregularities of title, or Liens as do not materially affect the use of such asset or property which are subject thereto or otherwise materially impair or affect the business operation of Murdock. All real property which is identified as owned in Section 5.9 of the Murdock Disclosure Memorandum is held in fee simple by Murdock and none of the Liens thereon which are disclosed in Section 5.9 of the Murdock Disclosure Memorandum interfere with the enjoyment or use of such real property. All buildings, and all fixtures, equipment, and other assets and properties which are material or necessary to the business of Murdock held under leases or subleases by Murdock are held under valid instruments enforceable in accordance with their respective terms (except in all cases to the extent as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws, laws affecting creditors' rights and remedies generally and except that the availability of equitable remedy of the specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such instrument is in full force and effect. Substantially all of the equipment and other assets regularly used in the business of Murdock is in good and serviceable condition, reasonable wear and tear excepted.

         5.10 ALLOWANCE FOR LOAN OR CREDIT LOSSES. The allowance for loan or credit losses (the "Allowance") shown on the statements of the financial condition of Murdock as of June 30, 1997 included in the Murdock Financial Statements was, and the Allowance shown on the statements of financial condition of Murdock as of the dates subsequent to the execution of this Agreement included in the Murdock Financial Statements will be, in each case as of the dates thereof, adequate to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivable) of Murdock and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Murdock and all off balance sheet expenses of Murdock. Except as set forth in Section 5.10 of the Murdock Disclosure Memorandum, as of the Effective Time the ratio of Allowance, as established on such date in good faith by management of Murdock, to total loans outstanding at such time, shall not exceed the ratio of Allowance to the total loans outstanding as reflected on the consolidated balance sheet of Murdock as of June 30, 1997 (without regard to recoveries by Murdock and except as otherwise agreed to by ABI).

         5.11 NOTES AND OBLIGATIONS.

                  Except as set forth in Section 5.11 of the Murdock Disclosure Memorandum or as provided in the Allowance as described in Section 5.10 of this Agreement, Murdock is not aware of any facts which would cause management of Murdock to believe that any loan or note receivable or any other obligation owned by Murdock or due to it as shown on the balance sheets as of June 30, 1997 included in the Murdock Financial Statements or any such loan or note receivable or other obligations on the date hereof and as of the Effective Time has not been and will not be genuine, legal, valid, and collectible obligations of the respective makers thereof and is not and will not be subject to any offset or counterclaim.

         5.12 INSURANCE. Set forth in Section 5.12 of the Murdock Disclosure Memorandum is a true, complete, and correct list of all insurance policies maintained by Murdock, including, but not limited to life, casualty, fire, general liability, employers' liability, workers' compensation, title, directors' and officers' liability, credit, fidelity, business interruption, errors and omissions, and all other forms of insurance, in each case indicating the name of the insurer, and the amount, scope, and coverage of such policies (including the effective dates of the policy, deductibles, and any aggregate limits). All material policies set forth in Section 5.12 of the Murdock Disclosure Memorandum are in full force and effect, and with respect to all policies, all premiums payable with respect to all periods up to and including the date of Closing have been, or will be fully paid. Murdock has not received any notice from any insurance carrier or otherwise that: (i) such insurance will be cancelled or terminated or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.12 of the Murdock Disclosure Memorandum, there are no claims pending under such policies of insurance and no notices have been given by Murdock under such polices.

         5.13 ENVIRONMENTAL MATTERS.

                  (a) Except as disclosed in Section 5.13 of the Murdock Disclosure Memorandum, to the Knowledge of Murdock, Murdock, its Participation Facilities, and its Loan Properties are, and have been, in compliance in all material respects with all applicable Environmental Laws, except for violations which do not and would not have a Material Adverse Effect, individually or in the aggregate, on Murdock or the Surviving Corporation.

                  (b) Except as disclosed in Section 5.13 of the Murdock Disclosure Memorandum, to the Knowledge of Murdock there is no suit, claim, action, or proceeding pending or threatened before any Governmental Entity or other forum in which Murdock or any Participation Facility or Loan Property has been or, with respect to threatened proceedings, may be named as a defendant or a potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release into the environment of any Hazardous Material in violation of applicable law, whether or not occurring at, on, under, or involving a site owned, leased, or operated by Murdock, or any of its Participation Facilities or Loan Properties (or Murdock in respect of any Participation Facility or Loan Property). To the Knowledge of Murdock, except as disclosed in Section 5.13 of the Murdock Disclosure Memorandum, no notice, notification, demand, request for information, citation, summons, or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or, to the Knowledge of Murdock, is threatened by any Governmental Entity or other person relating to or arising out of any Environmental Law which has, or which seeks, or which if adversely determined would have or would be reasonably likely to have, individually or in the aggregate, a total cost to Murdock of $75,000 or more.

                  (c) Except as disclosed in Section 5.13 of the Murdock Disclosure Memorandum, to the Knowledge of Murdock there is no reasonable basis for any suit, claim, action, or proceeding, or any notice, notification, demand, request for information, citation, summons, order, complain, penalty, investigation, or review of the type as described in Section 5.13(b) of this Agreement.

                  (d) Except as disclosed in Section 5.13 of the Murdock Disclosure Memorandum, to the Knowledge of Murdock, there have been no releases of Hazardous Material in violation of any Environmental Law, in, on, under, or affecting any current or previously owned or leased real properties of Murdock, or any Participation Facility or any Loan Property of Murdock, except where such release does not and would not have, individually or in the aggregate, a Material Adverse Effect on Murdock or the Surviving Corporation.

         5.14 COMPLIANCE WITH LAWS; NO VIOLATIONS.

                  (a) Murdock has in effect and holds all permits, licenses, variances, certificates, authorizations, filings, franchises, notices, rights, Consents, and approvals of and from all Governmental Entities (collectively, "Permits") necessary for it to own, lease, and operate its assets and properties and to carry on its business as now conducted, except for such Permits the absence of which do not have, individually or in the aggregate, a Material Adverse Effect on Murdock.

                  (b) Except as set forth in Section 5.14(b) of the Murdock Disclosure Memorandum, Murdock is not presently in conflict with or, in default under, or in violation of, (i) its Articles of Incorporation, Bylaws, or comparable organizational documents, (ii) any Law, Permit, order, judgment, writ, Injunction, or decree applicable to its businesses or to its employees conducting such business or by which its assets or properties are bound or affected, other than those conflicts, defaults, or violations of Permits that do not have, individually or in the aggregate, a Material Adverse Effect on Murdock, or (iii) any Regulatory Agreement (as defined in Section 5.14(c) of this Agreement).

                  (c) Except as set forth in Section 5.14(c) of the Murdock Disclosure Memorandum, since January 1, 1994 Murdock has not received any notification or communication from any Governmental Entity, or from any of the Department, the FDIC, the SEC, the United States Department of Justice ("DOJ"), the Federal Trade Commission ("FTC"), all state regulatory authorities having jurisdiction over Murdock, or the staffs thereof (the Department, the FDIC, the SEC, DOJ, FTC, such state regulatory authorities, and the staffs thereof are sometimes referred to herein collectively as "Regulatory Authorities") (i) asserting that Murdock is not in compliance with any of the Laws, orders, judgments, writs, Injunctions, or decrees which such Governmental Entity enforces, (ii) threatening to revoke any Permits, or (iii) requiring or threatening to require Murdock, or indicating that Murdock may be required, to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations or conduct of business of Murdock, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends (any such notice, communication, memorandum, agreement, or order herein referred to as a "Regulatory Agreement"). Except as Disclosed in Section 5.14(c) of the Murdock Disclosure Memorandum, Murdock has not consented to, entered into, or agreed to enter into, any Regulatory Agreement. True and complete copies of all Regulatory Agreements have been delivered to ABI. Except for routine examinations by the Department and the FDIC, as of the date of this Agreement, to the Knowledge of Murdock no investigation by any Governmental Entity with respect to Murdock is pending or threatened.

         5.15 LABOR MATTERS. Murdock is not a party to, or bound by, any collective bargaining agreement, contract, or other agreement or understanding with any labor union or labor organization, nor has Murdock been joined as a party in any action, suit, claim or proceeding asserting that Murdock has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel Murdock to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage, or other labor dispute involving Murdock pending or threatened, other than routine disputes with individual employees or former employees which routine disputes would not have or be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Murdock. To the Knowledge of Murdock, there is no any activity involving employees of Murdock seeking to certify a collective bargaining unit or engaging in any other organizing activity. To the Knowledge of Murdock, no material employment related dispute, arbitration, action, suit, claim, or proceeding is pending or threatened.

         5.16 EMPLOYEE BENEFIT PLANS.

                  (a) Murdock has disclosed in Section 5.16(a) of the Murdock Disclosure Memorandum, and has delivered to ABI prior to the execution of this Agreement, true, complete, and correct copies or summaries thereof, and financial data with respect to, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other material written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" (as that term is defined in Section 3(3) of ERISA), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Murdock or any affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries who are eligible to participate (collectively, the "Murdock Benefit Plans"). Any of the Murdock Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA) is referred to herein as a "Murdock ERISA Plan." No

Murdock Benefit Plan is or has been a multi-employer plan within the meaning of
Section 3(37) of ERISA.

                  (b) Except as disclosed in Section 5.16(b) of the Murdock Disclosure Memorandum, all Murdock Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which would be reasonably likely to have a Material Adverse Effect on Murdock.

                  (c) Murdock does not have any plans which are a "defined benefit pension plan" (as defined in Section 4140 of the Internal Revenue Code).

                  (d) Except as set forth in Section 5.16(d) of the Murdock Disclosure Memorandum, no Murdock Benefit Plan provides death or medical benefits (whether or not insured) with respect to current or former employees of Murdock or any ERISA affiliate beyond their retirement or other termination of service, other than (i) coverage mandated under applicable Law, including but not limited to the continuation of group health plan coverage requirements of
Section 4980B of the Internal Revenue Code and ERISA Section 601 et seq. (ii) death benefits or retirement benefits under any "employee pension plan" (as that term is defined in Section 3(2) of ERISA), or (iii) benefits the full cost of which is borne by current or former employee (or his or her beneficiary).

                  (e) No Murdock Benefit Plan or other arrangement authorizes grants of either stock appreciation rights or restricted stock of Murdock and there are no outstanding stock appreciation rights or restricted stock of Murdock.

                  (f) Except as disclosed in Section 5.16(f) of the Murdock Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance or golden parachute payments) becoming due to any director or any employee of Murdock from Murdock under any Murdock Benefit Plan or otherwise, except as may result from the payment of unemployment insurance premiums or similar payments required by applicable Law as a result of the termination of the employment of one or more employees of Murdock, (ii) increase any benefits otherwise payable under any Murdock Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

         5.17 COMMITMENTS AND CONTRACTS. Except as disclosed in Section 5.17 of the Murdock Disclosure Memorandum, Murdock is not a party or subject to any of the following (whether written or oral, expressed or implied): (i) any employment, severance, termination, consulting, or retirement agreement, contract, arrangement or understanding or other obligation understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, or employee providing for aggregate payments to any person in any calendar year in excess of $50,000; (ii) any real property lease or sublease; (iii) any contract, agreement, arrangement, or other instrument containing noncompetition covenants which limits the ability of Murdock to compete in any line of business or which involves any restriction of the geographical area in which Murdock or any of its affiliates may carry on its business; (iv) any agreement, contract, or other instrument or commitment relating to the borrowing of money by Murdock or the guarantee by Murdock of any such obligation (other than agreements, contracts, or other instruments, or commitments evidencing deposit liabilities, purchases of federal funds, sales of certificate of deposits, advances from the Federal Reserve Bank or the Federal Home Loan Bank, fully-secured repurchase agreements, or agreements, contracts, or other instruments and understandings relating to borrowings or guarantees made in the ordinary course of business); (v) any agreement, contract, personal property or equipment lease, or instrument requiring payments in excess of $25,000 or having a term of greater than one year (in each case other than agreement, contract, or instrument relating to loans, extensions of credit, trusts or other banking or fiduciary service provided to customers of Murdock in the ordinary course of its banking business); and (vii) any other agreement, contract, lease, commitment, or other instrument or understanding or amendment thereto as of the date of this Agreement material to the assets, business, conditions, or prospects of Murdock or not made in the ordinary course of business to which Murdock is a party or by which it is bound (together with all contracts, agreements, leases, commitments, or other instruments or understandings referred to in Sections 5.9 and 5.16(a) of this Agreement, the "Murdock Contracts").

         5.18 MATERIAL CONTRACT DEFAULTS. Except as set forth in Section 5.18 of the Murdock Disclosure Memorandum, Murdock is not, or has not received any notice or has any Knowledge that any other party is, in default in any respect under any Murdock Contract or any other material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which Murdock is a party or by which Murdock or any of its assets, business, or operations thereof may be bound or affected or under which its assets, business, or operations receives benefits except for those defaults which would not have, individually or in the aggregate, a Material Adverse Effect on Murdock; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. With respect to each Murdock Contract, except as disclosed in Section 5.18 of the Murdock Disclosure
Memorandum: (i) each contract, agreement, commitment, lease, policy, or other instrument is in full force and effect, (ii) Murdock is not in material default thereunder, and (iii) Murdock has not repudiated or knowingly waived any material provision of any such Murdock Contract. All of the indebtedness of Murdock for money borrowed may be prepaid at any time by Murdock without penalty or premium.

         5.19 LEGAL PROCEEDINGS. Except as disclosed in Section 5.19 of the Murdock Disclosure Memorandum, there are no actions, suits, or proceedings instituted or pending or, to the Knowledge of Murdock, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Murdock, or against any asset, property, employee benefit plan, interest, or right of any of them, that would have, individually or in the aggregate, a Material Adverse Effect on Murdock or that might reasonably be expected to materially threaten, impede, or impair the consummation of the transactions contemplated by this Agreement. Except as disclosed in Section 5.19 of the Murdock Disclosure Memorandum, Murdock is not a party to any agreement, contract, or other instrument or is subject to any restriction under its Articles of Incorporation or Bylaws, or other corporate restriction, nor is there any judgment, order, writ, Injunction, or decree of any Governmental Entity or arbitrator that would have, individually or in the aggregate, a Material Adverse Effect on Murdock or that might reasonably be expected to materially threaten, impede, or impair the consummation of the transactions contemplated by this Agreement. Section 5.19 of the Murdock Disclosure Memorandum includes a summary report of all actions, suits, or proceedings as of the date of this Agreement to which Murdock is a party and which names Murdock as a defendant or a cross-defendant, and where the estimated maximum exposure is $15,000 or more.

         5.20 INTELLECTUAL PROPERTY. Section 5.20 of the Murdock Disclosure Memorandum sets forth a true, complete, and correct list of all material software, computer programs, trade secrets, trademarks, trademark rights, copyrights, service marks, service names, trade names, proprietary processes, patents, inventions, or similar rights, or applications for any of the foregoing (collectively, "Intellectual Property"), which are necessary to operate or conduct or are used in the business of Murdock. Murdock owns or possess all material licenses or other rights necessary to use such Intellectual Property free and clear of any Lien and without infringing upon or otherwise acting adversely to the Intellectual Property rights of any other person, except for those Intellectual Property rights as to which the absence of ownership rights or existence of infringement would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Murdock. Murdock has not received notice claiming that it is infringing upon or otherwise acting adversely to any Intellectual Property of any other person.

         5.21 BROKERS AND FINDERS. No broker or finder has acted directly or indirectly for Murdock in connection with this Agreement or the transactions contemplated hereby.

         5.22 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Murdock for inclusion in the registration statement on Form S-4, or other appropriate form, to be filed with the SEC by ABI under the Securities Act or the Exchange Act in connection with the transactions contemplated by this Agreement (the "Registration Statement"), the proxy statement to be used by Murdock to solicit any required approval of its stockholders as contemplated by this Agreement (the "Proxy Statement"), or any other document to be filed with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will, at the respective time such documents are filed, and with respect of the Proxy Statement, when it is first mailed to the stockholders of Murdock contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Registration Statement, when it is filed with the SEC and at the time it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders Meeting of Murdock to be held pursuant to Section 8.3 of this Agreement, including any adjournments thereof, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that Murdock is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws.

         5.23 ACCOUNTING, TAX AND REGULATORY MATTERS. To the Knowledge of Murdock, neither Murdock nor any of its affiliates has taken or agreed to take any action that would, or has Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for "pooling of interests" treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of any Regulatory Authority referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section 9.1(b).

         5.24 OPINION OF FINANCIAL ADVISOR. Murdock has received an opinion of Allen C. Ewing & Co., to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Murdock stockholders from a financial point of view, and a true, complete, and correct copy of such opinion will be delivered to ABI.

         5.25 STATE TAKEOVER LAWS. The Board of Directors of Murdock has duly and validly taken or will take in a timely manner all necessary actions to exempt the transactions contemplated by this Agreement, including the Merger, from the provisions of Sections 607.0901 through 607.0903, inclusive, of the FBCA, and no other state takeover statute or similar Law applies or purports to apply to the Agreement, or the transactions contemplated hereby or thereby (collectively, "Takeover Laws").

         5.26 CORPORATE GOVERNANCE PROVISIONS. Murdock has taken or will take in a timely manner all action so that the entering into this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in any super-majority voting requirement or the grant of any rights to any person under the Articles of Incorporation, Bylaws, or other governing instruments of Murdock or restrict or impair the ability of ABI or any of its Subsidiaries to vote, or otherwise exercise the rights of a stockholder with respect to, shares of Murdock Common Stock that may be directly or indirectly acquired or controlled by it.

         5.27 DERIVATIVE CONTRACTS. Except as disclosed in Section 5.27 of the Murdock Disclosure Memorandum, Murdock is not a party to nor has Murdock agreed to enter into any swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) (each a "Derivatives Contract").

         5.28 SUPPORT OF STOCKHOLDERS. As an inducement to ABI to enter into this Agreement, Murdock has obtained and delivered to ABI letter agreements with each of the Murdock stockholders who serve as directors and officers of Murdock in substantially the form as set forth in Exhibit A hereto committing these stockholders to actively support the Merger by, among other things, voting all shares beneficially owned by each of them, except with respect to certain shares beneficially held by their spouses ("Spouse Shares") in favor of the Merger at the Stockholders' Meeting and not disposing of the Murdock Common Stock other than pursuant to the Merger.

                                   ARTICLE VI

                      REPRESENTATIONS AND WARRANTIES OF ABI

         ABI represents and warrants to Murdock as follows:


         6.1 ORGANIZATION, STANDING, AND POWER.

                  (a) ABI is a corporation duly organized, validly existing, and in active status under the laws of the State of Florida, and has the requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. ABI is duly qualified or licensed to do business as a foreign corporation, and is in good standing in each jurisdiction (whether federal, state, or local) where the nature of its business or the ownership of leasing of its properties make such qualification or licensing necessary, except for such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect on ABI.

                  (b) American Bank is a state banking corporation duly organized, validly existing, and in active status under the laws of the State of Florida, and has the requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. American Bank is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction (whether federal, state, or local) where the nature of its business or the ownership or leasing of its properties make such qualification or licensing necessary, except for such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect on American Bank.

         6.2 AUTHORITY; NO CONFLICT.

                  (a) Each of ABI and American Bank has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by ABI and American Bank and the consummation by ABI and American Bank of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of ABI and American Bank. This Agreement has been duly executed and delivered by ABI and American Bank and (assuming due authorization, execution, and delivery by Murdock) constitutes a legal, valid, and binding obligation of ABI and American Bank enforceable against ABI and American Bank in accordance with its terms (except in all cases to the extent as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights and remedies generally and except that the availability of the equitable remedy of general specific performance and injunctive relief is subject to the discretion of the court before which any proceedings may be brought).

                  (b) Neither the execution and delivery of this Agreement by ABI or American Bank, nor the consummation by ABI or American Bank of the transactions contemplated hereby, nor compliance by ABI or American Bank with any of the terms or provisions herein, will (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of any ABI Company, or (ii) violate, conflict with, constitute or result in a breach of any term, condition, or provision of, or constitute a default (with or without notice or the lapse of time, or both) under, or give rise to any right of termination, cancellation, or acceleration of any obligation or the loss of any benefit under, or require a Consent pursuant to, or result in the creation of any Lien upon any material assets or properties of any ABI Company pursuant to, any of the terms, provisions, or conditions of any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, agreement, contract, lease, Permit, concession, franchise, plan, or other instrument or obligation to which ABI any ABI Company is a party, or by which any of their properties or assets may be bound or affected, when such violation, conflict, breach, default, creation of Lien, or failure to obtain a Consent would, in the aggregate have a Material Adverse Effect on ABI and its Subsidiary on a consolidated basis or (iii) subject to receipt of the Consents referred to in Section 9.1(c) of this Agreement, conflict with or violate any judgment, order, writ, Injunction, decree, or Law applicable to any ABI Company or any of their properties or assets which in the aggregate would have a Material Adverse Effect on ABI and American Bank on a consolidated basis.

                  (c) Other than (i) in connection or compliance with the provisions of applicable state corporate and securities Laws, the Securities Laws, and rules of the Nasdaq, (ii) consents or approvals Consents required from Regulatory Authorities, and (iii) notices to or filings with the Internal Revenue Service, or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, registration, declaration, or filing with, order, authorization, or Permit of, exemption or waiver by, or Consent of, or any action by any Government Entity is necessary or required in connection with the execution and delivery of this Agreement and the consummation by ABI and American Bank of the Merger and the other transactions contemplated by this Agreement.

         6.3 CAPITALIZATION. The authorized capital stock of ABI consists of 10,000,000 ABI Common Shares, of which 4,040,927 shares were issued and outstanding as of September 23, 1997. All of the issued and outstanding ABI Common Shares are, and all of the ABI Common Shares to be issued in exchange for shares of Murdock Common Stock upon consummation of the Merger when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. All of the ABI Common Shares to be issued in the Merger will be authorized and reserved for issuance prior to the Effective Time. None of the outstanding ABI Common Shares has been, and none of the ABI Common Shares to be issued in exchange for shares of Murdock Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights.

         6.4 SUBSIDIARIES. Except as disclosed in Section 6.4 of the ABI Disclosure Memorandum, the list of Subsidiaries of ABI filed by ABI with its most recent SEC Report (as defined in Section 6.5 of this Agreement) on Form 10-KSB for the fiscal year ended December 31, 1996 (or incorporated therein by reference) is a true and complete list of all of the ABI Subsidiaries. ABI or one of its Subsidiaries own all of the issued and outstanding shares of capital stock of each ABI Subsidiary.

         6.5 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) ABI has filed and made available to Murdock copies of all forms, reports, and documents required to be filed by ABI with the SEC since February 6, 1996 (collectively referred to as the "SEC Reports"). As of their respective filing dates, each SEC Report complied as to form in all material respects with the applicable requirements under the Securities Act and the Exchange Act. As of their respective filing dates, no SEC Report filed contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (except any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent SEC Reports). None of the ABI Subsidiaries, including American Bank, is required to file any forms, reports, or documents under the Exchange Act with the SEC or with any other Regulatory Authority.


                  (b) The audited consolidated financial statements and the unaudited interim financial statements of ABI (including, in each case, the notes thereto) contained in the SEC Reports filed on Form 10-KSB or Form 10-QSB, including any SEC Reports filed subsequent to the date of this Agreement until the Effective Time (the "ABI Financial Statements") (as of the dates thereof and for the periods covered thereby) (i) are or will be prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-QSB promulgated by the SEC), and (ii) present or will present fairly the consolidated financial position of ABI and its Subsidiaries as of their respective dates and the consolidated results of operations and cash flows of for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and except for the absence of certain footnote information in the unaudited statements.

         6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1997, except as disclosed in the ABI Financial Statements or in Section 6.6 of the ABI Disclosure Memorandum, there have been no events, changes, developments, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI and its Subsidiaries on a consolidated basis.

         6.7 NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 6.7 of the ABI Disclosure Memorandum, no ABI Company has any obligations or liabilities (contingent or otherwise whether accrued or reserved) that might reasonably be expected to have a Material Adverse Effect on ABI and its Subsidiaries on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the ABI Financial Statements or reflected in the notes thereto, or (ii) which were incurred or paid since June 30, 1997 in the ordinary course of business consistent with past practices and are not reasonably likely to have a Material Adverse Effect on ABI and its Subsidiaries.

         6.8 TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of ABI or any of its Subsidiaries have been filed, or requests for extensions have been filed, granted, and have not expired for periods ending on or after February 6, 1996, and on or before the date of the most recent fiscal year and immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on ABI and its Subsidiaries on a consolidated basis, and all such returns filed are true, complete, and accurate in all material respects. ABI has paid or caused to be paid all Taxes shown to be due on such Tax Returns. There is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any Taxes that is reasonably likely to result in a determination that would have a Material Adverse Effect on ABI and its Subsidiaries on consolidated basis, except as reserved against in the ABI Financial Statements or disclosed in Section 6.8 of the ABI Disclosure Memorandum. All Taxes and other liabilities due with respect to completed and settled examinations or concluded litigation have been paid accrued, or provided for as disclosed in Section 6.8 of the ABI Disclosure Memorandum.

                  (b) Adequate provision for any Taxes due or to become due for ABI or any of its Subsidiaries for any period or periods through the date of the ABI Financial Statements, has been made and is reflected on such ABI Financial Statements.

                  (c) Deferred Taxes of ABI and its Subsidiaries have been provided for in the ABI Financial Statements in accordance with GAAP.

                  (d) ABI and each of its Subsidiaries are in compliance with, and their records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions which are not reasonably likely to have a Material Adverse Effect on ABI and its Subsidiaries on a consolidated basis.

         6.9 ENVIRONMENTAL MATTERS.

                  (a) Except as disclosed in Section 6.9 of the ABI Disclosure Memorandum, to the Knowledge of ABI each ABI Company, their Participation Facilities, and their Loan Properties are, and have been, in compliance in all material respects with all applicable Environmental Laws, except for violations which are not reasonably likely to have a Material Adverse Effect on ABI and its Subsidiaries on a consolidated basis.

                  (b) Except as disclosed in Section 6.9 of the ABI Disclosure Memorandum, to the Knowledge of ABI there is no suit, claim, action, or proceeding pending or threatened before any Governmental Entity, or other forum in which any ABI Company or any of their Loan Properties or Participation Facilities has been or, with respect to threatened proceedings may be named as a defendant or a potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any ABI Company, or any of their Loan Properties or Participation Facilities, except for such proceedings pending or threatened that are not reasonably likely to have a Material Adverse Effect on ABI and its Subsidiaries on a consolidated basis. Except as disclosed in Section 6.9 of the ABI Disclosure Memorandum, to the knowledge of ABI no notice, notification, demand, request for information, citation, summons, or order has been received, to the Knowledge of ABI no complaint has been filed, no penalty has been assessed, and to the Knowledge of ABI no investigation or review is pending or, to the Knowledge of ABI, is threatened by any Governmental Entity or other person relating to or arising out of any Environmental Law.

                  (c) Except as disclosed in Section 6.9 of the ABI Disclosure Memorandum, to the Knowledge of ABI there is no reasonable basis for any suit, claim, action, or proceeding of the type as described in Section 6.9(b) of this Agreement, except as would not have a Material Adverse Effect on ABI and its Subsidiaries on a consolidated basis.

                  (d) Except as disclosed in Section 6.9 of the ABI Disclosure Memorandum, to the Knowledge of ABI there has been no release of Hazardous Material in, on, under, or affecting any current or previously owned or leased real property of ABI Company, or any Participation Facility or any Loan Property, except where such release does not or is not reasonably likely to have, in the aggregate, a Material Adverse Effect on ABI and its Subsidiaries on a consolidated basis.

         6.10 COMPLIANCE WITH LAWS; NO VIOLATIONS.

                  (a) ABI is a bank holding company duly registered under the BHC Act. Each ABI Company has in effect and holds all Permits of and from all Governmental Entities necessary for it to own, lease, and operate its material assets and property and to carry on its business as now conducted, except for such Permits the absence of which are not reasonably likely to have a Material Adverse Effect on ABI and its Subsidiaries on a consolidated basis.

                  (b) Except as set forth in Section 6.10 of the ABI Disclosure Memorandum, none of the ABI Companies is presently in conflict with or, in default under or in violation of, (i) its Articles of Incorporation, Bylaws, or comparable organizational documents, or (ii) Law, Permit, order, judgment, writ, Injunction, or decree or any Regulatory Agreement applicable to their respective businesses or to their employees conducting such business or by which their assets or properties are bound or affected except for conflicts, defaults, or violations that are not reasonably likely to have a Material Adverse Effect on ABI or any of its Subsidiaries on a consolidated basis.

                  (c) No ABI Company has received any notification or communication from any Governmental Entity, or from any Regulatory Authority (i) asserting that any ABI Company is not in compliance with any of the Laws, orders, judgments, writs, Injunctions, or decrees which such Governmental Entity or Regulatory Authority enforces, which as a result of such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI and its Subsidiaries on a consolidated basis, (ii) threatening to revoke any Permits, or (iii) requiring or threatening to require any ABI Company, or indicating that any ABI Company may be required, to enter into or consent to the issuance of a Regulatory Agreement. Except as disclosed in
Section 6.10 of the ABI Disclosure Memorandum, no ABI Company has consented to, entered into, or agreed to enter into, any Regulatory Agreement. Except for routine examination by the Federal Reserve, the FDIC, and the Department, as of the date of this Agreement, to the Knowledge of ABI, no investigation by any Governmental Entity with respect to ABI or American Bank is pending or threatened.

         6.11 LEGAL PROCEEDINGS. Except as disclosed in Section 6.11 of the ABI Disclosure Memorandum, there are no actions, suits, or proceedings instituted or pending or, to the best of the Knowledge of ABI, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any ABI Company, or against any property, assets, interest, or right of any of them, that is reasonably likely to have a Material Adverse Effect on ABI and its Subsidiaries on a consolidated basis. Except as disclosed in Section 6.11 of the ABI Disclosure Memorandum, no ABI Company is a party to any agreement or instrument or is subject to any restrictions under their respective Articles of Incorporation or Bylaws, or other corporate restriction, or any judgment, order, writ, Injunction, or decree of any Governmental Entity or arbitrators that is reasonably likely to have a Material Adverse Effect on ABI and its Subsidiaries on a consolidated basis.

         6.12 BROKERS AND FINDERS. Except for Advest, Inc., no ABI Company, nor any of their respective directors, officers, or employees has employed any agent, broker, finder, investment banker, or other intermediary or incurred any liability for any financial advisory services, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for ABI or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

         6.13 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any ABI Company or any affiliate thereof for inclusion in the Registration Statement to be filed by ABI with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any ABI Company or any affiliate thereof for inclusion in the Proxy Statement to be mailed to Murdock's shareholders in connection with the Stockholders' Meeting, and any other documents to be filed by any ABI Company or any affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Murdock, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any ABI Company or any affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.14 ACCOUNTING, TAX, AND REGULATORY MATTERS. No ABI Company has taken or agreed to take any action that would, or has Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for "pooling of interests" treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section 9.1(b).

         6.15 MATERIAL CONTRACTS. Except as disclosed in Section 6.15 of the ABI Disclosure Memorandum, all material contracts, agreements, leases, commitments, and other instruments to which ABI is a party and which are required to be filed as an exhibit to SEC Reports have been so filed.

                                   ARTICLE VII

                 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

         7.1 CONDUCT OF BUSINESS BY MURDOCK. During the period from the date of this Agreement to the Effective Time, unless the prior written consent of ABI shall have been obtained, and except as otherwise expressly contemplated by this Agreement, Murdock shall: (a) operate its business only in the usual, regular, and ordinary course consistent with past practice, (b) use its reasonable best efforts to maintain and preserve intact its business organization, assets, and properties and maintain its rights and franchises, (c) use its reasonable efforts to maintain its current employee and advantageous business relationships and retain the services of its officers and key employees, and (d) take no action which would adversely affect or delay the ability of any party (i) to obtain any necessary Consents of any Regulatory Authority or other Governmental Entity required for the transactions contemplated hereby without the imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b) of this Agreement or (ii) to perform its covenants and agreements under this Agreement.

         7.2 FORBEARANCE. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Murdock covenants and agrees that it will not do or agree to commit to do any of the following, without the prior written consent of the chief executive officer of ABI:

                  (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of Murdock, except as expressly contemplated by this Agreement; or

                  (b) except for single family residential mortgage loans not in excess of $200,000, make any loan or other extension of credit to any person in excess of $100,000; or

                  (c) (i) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $50,000 except in the ordinary course of the business of Murdock consistent with past practices (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or (ii) assume, guarantee, endorse, or otherwise as an accommodation become responsible for the obligations of an individual, corporation, or other entity, or (iii) impose, or suffer the imposition, on any material asset or property of Murdock of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, and any Liens in effect as of the date hereof that are disclosed in Section 5.2(c) of the Murdock Disclosure Memorandum); or
(iv) or make any loan or advance which would be reasonably likely to have a Material Adverse Effect on Murdock; or

                  (d) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Murdock, or make, declare, or pay any dividend or make any other distribution in respect of Murdock's capital stock; or

                  (e) except as contemplated by Section 8.15 of this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract, agreement, or other contract, agreement, commitment, or other instrument to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding any additional shares of Murdock Common Stock or any other capital stock of Murdock (or permit the exercise of any option, warrant, or other right requiring the issuance of any securities by Murdock), or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                  (f) adjust, split, combine, or reclassify any capital stock of Murdock or authorize the issuance of any other securities in respect of or in substitution for shares of Murdock Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any property or asset other than in the ordinary course of business for reasonable and adequate consideration; or

                  (g) except for purchases of United States Treasury securities or United States Government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, assets transfers, or purchase of any assets or property, in any person, entity, partnership, or corporation, or otherwise acquire direct or indirect control over any person, entity, partnership, or corporation, other than in connection with (i) foreclosures in the ordinary course of business or (ii) acquisitions of control in its fiduciary capacity.

                  (h) grant any increase in compensation or benefits to the employees or officers of Murdock, except in accordance with past practice disclosed in Section 7.2(h) of the Murdock Disclosure Memorandum or as required by Law; except as disclosed in Section 7.2(h) of the Murdock Disclosure Memorandum, pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts, agreements, or other instruments in effect on the date of this Agreement; enter into or amend any severance agreements with officers or employees of Murdock, grant any material increase in fees or other increases in compensation or other benefits to directors of Murdock, except in accordance with past practice disclosed in Section 7.2(h) of the Murdock Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                  (i) except as contemplated by Section 8.15 of this Agreement, enter into or amend any employment agreement, contract, or other instrument between Murdock and any person (unless such amendment is required by Law) that Murdock does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time; or

                  (j) adopt any new employee benefit plan of Murdock or make any material change in or to any existing employee benefit plans of Murdock other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the Tax qualified status of any such plan; or

                  (k) make any significant change in any Tax or accounting methods or systems of internal accounting controls in effect on June 30, 1997, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements, or GAAP; or

                  (l) commence any action, suit, proceeding, or litigation other than in accordance with past practice or settle any action, suit, proceeding, or litigation involving any liability of Murdock for material money damages or restrictions upon the operations of Murdock; or

                  (m) except in the ordinary course of business consistent with past practice, modify, amend, or terminate any material contract, agreement, or other instrument, other than renewals without material adverse change of terms, or waive, release, compromise, or assign any material rights or claims; or

                  (n) except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $50,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of property or assets of any other individual, corporation, or other entity; or

                  (o) sell, transfer, mortgage, encumber, or otherwise dispose of any of its properties or assets to any individual, corporation, or other entity or cancel, release, or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts, agreements, or other instruments in force at the date of this Agreement; or

                  (p) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.2 of this Agreement.

         7.3 COVENANTS OF ABI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, ABI covenants and agrees that it shall (a) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the ABI Common Shares and the business prospects of ABI and its Subsidiaries, and (b) take no action which would (i) materially adversely affect the ability of any party to this Agreement to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (ii) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any ABI Company from discontinuing or disposing of any of its properties, assets, or business if such action is, in the judgment of ABI, desirable in the conduct of the business of ABI and its Subsidiaries.

         7.4 NOTIFICATION OF ADVERSE CHANGES IN CONDITION. Each party agrees to promptly advise the other parties to this Agreement, orally and in writing, upon becoming aware of the occurrence or pending occurrence of any event or circumstance relating to it or any of its Subsidiaries which is (i) reasonably likely to have a Material Adverse Effect on such party or its Subsidiaries, if any, or (ii) which would cause or constitute a material breach of any of the representations, warranties, or covenants of such party contained herein, and shall use its reasonable best efforts to prevent or promptly remedy the same.

         7.5 GOVERNMENT FILINGS AND REPORTS. Each party and their respective Subsidiaries, if any, shall file all reports required to be filed by each of them with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other parties copies of all such reports promptly after the same are filed. Murdock and American Bank shall file all call reports with the appropriate bank regulator and all other reports, applications, and other documents required to be filed with the appropriate bank regulators between the date hereof and the Effective Time and shall make available to the other party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements shall fairly present the consolidated financial position of the entity filing such statements as of the dates indicated thereon and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal year-end adjustments or any other adjustments described therein which are not expected to be material in amount, and except for the absence of certain footnote information in the unaudited statements). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, not misleading (except to the extent that any such statement or omission therein has been corrected or otherwise disclosed or updated in a subsequent report filed by such party with the SEC). Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with the Laws applicable to such reports.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

         8.1 REGISTRATION STATEMENT; PROXY STATEMENT; REGULATORY MATTERS.

                  (a) ABI shall (i) prepare and file with the SEC as soon as is reasonably practicable after execution of this Agreement, the Registration Statement including the Proxy Statement, (ii) use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act and remain effective through the Effective Time, and (iii) take any action reasonably required to be taken under any applicable state blue sky or securities Laws in connection therewith. Murdock shall furnish ABI with all information concerning Murdock and the holders of Murdock Common Stock as ABI may reasonably request in connection with the foregoing.

                  (b) ABI shall promptly prepare and file, and Murdock shall cooperate in the preparation and, where appropriate, filing of, (i) all applications and documentation with third parties and Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requested Consents and Permits to consummate the transactions contemplated by this Agreement, and (ii) thereafter to use its reasonable best efforts to cause the Merger to be consummated as expeditiously as reasonably practicable.

         8.2 ACCESS TO INFORMATION; CONFIDENTIALITY. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice and subject to applicable Laws, ABI and Murdock shall afford each other, and each other's accountants, counsel, and other representatives, during normal business hours during the period of time prior to the Effective Time, reasonable access to all of its properties, books, contracts, commitments, and records and, during such period, each of Murdock and ABI shall furnish promptly to the other (a) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of the Securities Laws or federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable Law),
(b) a copy of all filings made with any Regulatory Authorities or other Governmental Entities in connection with the transactions contemplated by this Agreement and all written communications received from such Regulatory Authorities and Governmental Entities related thereto, and (c) all other information concerning its business, properties, and personnel as such other party may reasonably request, including reports of condition filed with Regulatory Authorities. In this regard, without limiting the generality of the foregoing, each of the parties hereto shall notify the other parties hereto promptly upon the receipt by it of any comments from the SEC, or its staff, and any requests by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other parties hereto with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other government official, on the other hand, with respect to the Registration Statement or the Proxy Statement. Each party hereto shall, and shall cause its advisors and representatives to (x) conduct its investigation in such a manner which will not unreasonably interfere with the normal operations, customers or employee relations of the other and shall be in accordance with procedures established by the parties having due regard for the foregoing, and (y) refrain from using for any purposes other than as set forth in this Agreement and shall treat as confidential all such information obtained by each hereunder or in connection herewith and not otherwise known to them prior to the Effective Time. Except as otherwise agreed to in writing by Murdock, until the Effective Time, ABI and its Subsidiaries and affiliates will be bound by, and all information received with respect to Murdock pursuant to this Section 8.2 shall be subject to that certain confidentiality agreement entered into with ABI on August 11, 1997. Except as otherwise agreed to in writing by ABI, until the Effective Time, Murdock will be bound by, and all information received with respect to ABI pursuant to this Section 8.2 shall be subject to that certain confidentiality agreement entered into with Murdock on August 15, 1997.

         8.3 STOCKHOLDERS' APPROVALS. Murdock shall call a meeting of its stockholders to be held on a date to be mutually agreed to by the parties as soon as reasonably practicable after the Registration Statement is declared effective by the SEC under the Securities Act for the purpose of considering and voting upon approval of the Merger and such other related matters as it deems appropriate (the "Stockholders' Meeting"). In connection with the Stockholders' Meeting, (a) Murdock shall prepare a Proxy Statement relating to the Merger and mail such Proxy Statement to the stockholders of Murdock, (b) the parties shall furnish to each other all information concerning them that they may reasonably request in connection with the preparation of the Proxy Statement, (c) the Board of Directors of Murdock shall submit for approval of its stockholders the matters to be voted upon at the Stockholders' Meeting, and shall recommend (unless the Board of Directors of Murdock shall have concluded in good faith and based upon advice of counsel, that such recommendation would be inconsistent with its fiduciary obligations under applicable Law) to its stockholders the approval of this Agreement, (d) each member of the Board of Directors of and the Chief Executive Officer of Murdock shall vote all Murdock Common Stock beneficially owned by each in favor of approval of this Agreement and consummation of the Merger, and (e) the Board of Directors and executive officers of Murdock shall use their reasonable efforts to obtain such stockholder approvals (subject to compliance with their fiduciary duties as advised by counsel). ABI shall approve and shall cause the Board of Directors of the Surviving Corporation to approve the Merger.

         8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Murdock and the Surviving Corporation shall execute and file the Articles of Merger with the Secretary of State of the State of Florida in connection with the Closing.

         8.5 AGREEMENTS AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use, and cause its Subsidiaries, if any, to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable after the date of this Agreement, including the use of their respective reasonable best efforts to lift or rescind any judgment, order, writ, Injunction or other decree adversely affecting the ability of the parties to consummate the transactions contemplated hereby and to cause to be satisfied the conditions referred to in Article IX of this Agreement; provided, however, that nothing herein shall preclude either party from exercising its rights under this Agreement. ABI and Murdock shall use their reasonable best efforts to obtain all Consents and Permits of all third parties and Regulatory Authorities necessary or desirable for the consummation of the transactions contemplated by this Agreement. Each party hereto agrees that to the extent practicable, it will consult with the other parties to this Agreement with respect to obtaining all such Permits and Consents of third parties and Governmental Entities and each will keep the other parties apprised of the status of matters relating to the completion of the transactions contemplated hereby.

         8.6 NO SOLICITATION. Except with respect to this Agreement and the transactions contemplated hereby, from the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to Article X, neither Murdock nor any affiliate or representative of Murdock, shall, directly or indirectly, solicit an Acquisition Proposal by any person. Neither Murdock nor any affiliate or representative of any of them shall negotiate with, or provide any information to with respect to an Acquisition Proposal. Murdock shall promptly advise ABI orally and in writing of any such inquiries or proposals relating to any such transaction, including all of the material terms thereof. Murdock and any of its affiliates or representatives shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any persons conducted heretofore with respect to any of the foregoing.

         8.7 EMPLOYEE BENEFITS. Following the Effective Time, ABI shall provide generally to officers and employees of Murdock employee benefits, including without limitation, pension benefits, health and welfare benefits, life insurance and vacation, and severance arrangements, on terms and conditions provided from time to time by ABI and its Subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting under any employee benefit plan of ABI and its Subsidiaries, the service of the employees of Murdock or its Subsidiaries prior to the Effective Time shall be treated as service with the ABI or its Subsidiaries participating in such employee benefit plans.

         8.8 CURRENT INFORMATION. During the period from the date of this Agreement until the Effective Time or the termination of this Agreement, each of ABI and Murdock shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other. Each of Murdock and ABI shall promptly notify the other of (i) any material change in its business or operations, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or the threat of material action, suit, claim, or proceeding involving such party, or (iv) the occurrence, or nonoccurrence, of any event or condition the occurrence, or nonoccurrence, of which would be reasonably expected to cause any of such party's representations or warranties set forth herein that are qualified as to materiality to become untrue or inaccurate in any respect as of the Closing, and these representations and warranties not so qualified to become untrue or inaccurate in any material respect as of the Closing; and in each case shall keep the other fully informed with respect thereto.

         8.9 OTHER ACTIONS. No party shall take any action, except in every case as may be required by applicable Law, that would or is intended to result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material manner having a Material Adverse Effect, (iii) any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement, or (iv) adversely affecting the ability of any of them to obtain any of the Consents or Permits from the Regulatory Authorities (unless such action is required by sound banking practice).

         8.10 PRESS RELEASES. From the date of this Agreement until the Effective Time or the termination of this Agreement, Murdock and ABI shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement, the Merger, or any other transaction contemplated hereby; provided, that nothing in this Section
8.10 of this Agreement shall prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by Law.

         8.11 POOLING AND TAX-FREE REORGANIZATION TREATMENT. Neither Murdock nor ABI shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger from being treated as a "pooling of interests" for accounting purposes or cause the Merger not to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.12 STATE TAKEOVER LAWS. Murdock shall take all action necessary to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.

         8.13 CORPORATE GOVERNANCE PROVISIONS. Murdock shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in any super-majority voting requirements under the Articles of Incorporation, Bylaws, or other governing instruments of Murdock or restrict or impair the ability of ABI or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Murdock Common Stock.

         8.14 AGREEMENT OF AFFILIATES. Murdock has disclosed in Section 8.14 of the Murdock Disclosure Memorandum all persons whom it reasonably believes are "affiliates" of Murdock for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to "pooling of interests" accounting treatment. Murdock shall cause each such person to deliver to ABI not later than thirty (30) days prior to the Effective Time, a written agreement, substantially in the form of Exhibit B hereto, providing that such person will not sell, pledge, transfer, or otherwise dispose of the shares of Murdock Common Stock held by such person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the ABI Common Shares to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act and the rules and regulations thereunder and until such time as financial results covering at least thirty
(30) days of combined operations of ABI and Murdock have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. ABI Common Shares issued to such affiliates of Murdock in exchange for shares of Murdock Common Stock shall not be transferable until such time as financial results covering at least thirty (30) days of combined operations of ABI and Murdock have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.14, and ABI shall be entitled to place restrictive legends upon certificates for ABI Common Shares issued to affiliates of Murdock pursuant to this Agreement to enforce the provisions of this Section 8.14.

         8.15 OFFICER AGREEMENT. On or before the date of Closing, Murdock shall deliver to ABI an agreement from Robert L. Andreasen in a form satisfactory to ABI and its counsel (the "Officer Agreement") to the effect that (a) the option to purchase 14,000 shares of Murdock Common Stock referenced in Section 5.3(a) of this Agreement constitutes all of the options, warrants, rights to subscribe to or acquire, or otherwise receive shares of Murdock Common Stock from, or issued by, Murdock under any agreement, contract, or other instrument or commitment, written or oral, whether as a result of his employment or otherwise, and that he has no other right or claim to any additional shares of Murdock Common Stock or rights to acquire Murdock Common Stock, and (b) Mr. Andreasen waives his right, if any, to any additional compensation payable to him under Section Seven of the Amended and Restated Employment Agreement by and between Murdock and Mr. Andreasen dated August 29, 1995 upon a "change of control" as defined therein, provided that he is retained by the Surviving Corporation and his base compensation which, as of the date of this Agreement is $102,500 annually, is not reduced and the Surviving Corporation specifically assures Murdock's obligations under such Restated Employment Agreement and performs in accordance with the terms thereof.

         8.16 AMERICAN BANK/MURDOCK LOCAL ADVISORY BOARD. ABI will establish or cause to be established an advisory board of directors for the Murdock branch of American Bank consisting of 7 to 9 members. The advisory board will meet no less frequently than on a quarterly basis and whose members will receive a payment of $100 for each meeting attended. At the Effective Time, ABI shall appoint at least three current members of the Board of Directors of Murdock (to the extent that at least three such directors are interested in serving in such position) to such advisory board together with such other persons as ABI, in its sole discretion, may deem advisable or desirable to serve on such board. ABI also will cause to be established, a loan committee of the advisory board consisting of five to seven members which shall meet weekly, or as needed, and whose members will receive a payment of $100 per meeting. The current members of the Board of Directors of Murdock selected to the advisory board shall be given preference to serve as members of the loan committee.

         8.17 INDEMNIFICATION.

                  (a) ABI shall, and shall cause the Surviving Corporation (and its successors and assigns) to, indemnify, defend, and hold harmless the present directors, officers, employees, and agents of Murdock (each, an "Indemnified Party) after the Effective Time against all costs, fees, or expenses (including reasonable attorneys' fees) judgements, fines, penalties, losses, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, administrative, or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Florida Law and by Murdock's Articles of incorporation and Bylaws as in effect as of the date hereof, including any provisions relating to advances of expenses incurred in the defense of any action, suit, or proceeding. If indemnification is sought hereunder, the Indemnified Party shall notify ABI of the commencement of the litigation, proceeding, or other action, or any overt threat with respect to any of the foregoing; provided, however, that the failure to provide such notification shall not relieve ABI from its indemnification obligations hereunder or otherwise to such Indemnified Party unless and only to the extent that such failure shall materially and adversely affect the ability of ABI to defend such litigation, proceeding, or other action. Following such notification, ABI may elect to assume the defense of such litigation, proceeding, or other action (and the costs related thereto) and, upon such election, ABI shall not be liable for any legal costs subsequently incurred by such Indemnified Party (other than the costs of investigation or the production of documents or witnesses) unless (i) ABI fails to provide legal counsel reasonably satisfactory to such Indemnified Party in a timely manner, or (ii) such Indemnified Party shall have reasonably concluded that (A) the representation of such Indemnified Party by legal counsel selected by ABI would be inappropriate due to actual or potential conflicts of interest or (B) there may be a legal defense available to such Indemnified Party that are different from or additional to those available to the Company or any other Indemnified Party represented by such legal counsel. Nothing set forth herein shall preclude any Indemnified Party from retaining its own counsel at its own expense. ABI agrees that it will not, without the prior written consent of the Indemnified Parties, settle, compromise, or consent to the entry of judgment in any pending or threatened claim, proceeding, or action in respect of which indemnification could be sought hereunder (whether or not any Indemnified Party is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing each Indemnified Party from and holding each of them harmless against all liability in respect of claims by any releasing party related to or arising out of such matters or any transaction or conduct in connection therewith. Without limiting the generality of the foregoing, in any case in which the approval of ABI is required to effectuate such indemnification, ABI shall direct, or cause such ABI Company to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between ABI and the Indemnified Party. ABI shall, and shall cause the Surviving Corporation and all other relevant ABI Companies to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable Law.

                  (b) Incident to any information furnished or disclosed by ABI or any ABI Company in connection with the Registration Statement and the Proxy Statement, and subject to applicable Law, ABI shall indemnify, defend, and hold harmless Indemnified Parties against all costs, fees, or expenses (including reasonable attorneys' fees) judgements, fines, penalties, losses, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, administrative, or investigative, arising out of or under the Securities Laws or any state blue sky or securities Laws based in whole or in part on (i) any untrue statement or alleged untrue statement of a material fact contained in such documents including any amendment or supplement to such document), (ii) any omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any violation of ABI or an ABI Company of the Securities Laws or any state blue sky or securities Laws in connection with such documents; provided, however, that neither ABI or any ABI Company will be liable in any such case to the extent that any such claim, action, suit, or investigation is based on any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Proxy Statement or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to ABI or any ABI Company by Murdock or any Indemnified Party specifically for use therein.

                  (c) Murdock shall indemnify, and each Indemnified Party shall, severally and not jointly, indemnify, defend, and hold harmless ABI, any ABI Company, each of their directors, officers, employees, and agents, and each person who controls ABI or any ABI Company against all costs, fees, or expenses (including reasonable attorneys' fees) judgements, fines, penalties, losses, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, administrative, or investigative, arising out of or under the Securities Laws or any state blue sky or securities Laws based in whole or in part on (i) any untrue statement or alleged untrue statement of a material fact contained in such documents including any amendment or supplement to such document), (ii) any omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation of Murdock or such Indemnified Party of the Securities Laws or any state blue sky or securities Laws in connection with such documents; provided, however, that each Indemnified Party will be liable only for, and Murdock will be liable in any such case only to the extent that, any such claim, action, suit, or investigation is based on any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Proxy Statement or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing by Murdock or such Indemnified Party, as the case may be, specifically for use therein.

                  (d) If ABI or the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or shall transfer all or substantially all of its assets to any person, corporation or entity, then in each case, proper provision shall be made so that the successors and assigns of ABI shall assume the obligations set forth in this Section 8.17

                  (e) The provisions of this Section 8.17 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives, and shall survive the consummation of the Merger and be binding on all successors and assigns of ABI and the Surviving Corporation.

         8.18 SPOUSES SHARES. Murdock shall obtain and deliver to ABI prior to the Stockholders' Meeting, letter agreements with respect to the Spouses Shares in substantially the form set forth in Exhibit A hereto committing the holder of such Spouses Shares in favor of the Merger at the Stockholders' Meeting and not disposing of the Murdock Common Stock other than pursuant to the Merger.

                                   ARTICLE IX

                                   CONDITIONS

         9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions, unless waived by both parties pursuant to Section 11.7 of this Agreement:

                  (a) Stockholder Approval. The Stockholders of Murdock shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law.

                  (b) Regulatory Approval. Other than the filing of the Articles of Merger contemplated by Section 1.3 hereof, all Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets or properties) which in the reasonably judgement of the Board of Directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

                  (c) Legal Proceedings. No Governmental Entity of competent jurisdiction shall have issued any injunction, order, decree, ruling, or other legal restraint or prohibition, whether temporary, preliminary, or permanent (an "Injunction") which is in effect and has the effect of preventing the consummation of the Merger or any of the transactions contemplated thereby, nor shall any such action or proceeding been commenced or be pending for the purposes of obtaining an Injunction. No Law, judgment, order, Injunction, writ, or decree shall have been enacted, entered, promulgated, or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

                  (d) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals and Consents under blue sky or state securities Laws or the Securities Act or the Exchange Act relating to the issuance or trading of the ABI Common Shares issuable pursuant to the Merger shall have been received.

                  (e) Pooling of Interests. Coopers & Lybrand L.L.P., ABI's independent public accountants, shall have issued a letter, dated as of the Effective Time, to ABI to the effect that the Merger will qualify for "pooling of interests" accounting treatment under GAAP.

                  (f) Tax Opinion. Each party shall have received a written tax opinion of Carlton, Fields, Ward, Emmanuel, Smith, & Cutler, P.A. in form and substance reasonably satisfactory to such parties substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that (ii) the exchange in the Merger of the shares of Murdock Common Stock for ABI Common Shares will not give rise to gain or loss to the shareholders of Murdock with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, Carlton, Fields, Ward, Emmanuel, Smith, & Cutler, P.A. may require and shall be entitled to rely upon representations contained in certificates of officers of Murdock and ABI and others in form and substance reasonably satisfactory to such counsel.

         9.2 CONDITIONS TO OBLIGATIONS OF ABI TO EFFECT THE MERGER. The obligations of ABI to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following additional conditions, unless waived by ABI pursuant to Section
11.7 of this Agreement:

                  (a) Representations and Warranties. The representations and warranties of Murdock set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties are by their express provisions made as of a specified date shall speak only as of such date) as of the date of Closing as though made on and as of the date of Closing, subject to such exceptions as do not have, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Murdock or the Surviving Corporation following the Effective Time. Notwithstanding any of the foregoing, the representations and warranties of Murdock set forth in Section 5.3 of this Agreement shall be true and correct in all respects (except for inaccuracies which are de minimis in amount).

                  (b) Performance of Covenants and Agreements. Each and all of the agreements and covenants of Murdock to be performed or complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) Consents and Approvals. Murdock shall have obtained any and all Consents (other than those referred to in Section 9.1(b) of this Agreement) required for consummation of the Merger and the other transactions contemplated hereby, or for preventing any default under any agreement, contract, other instrument or Permit to which Murdock is a party, which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect after the Effective Time on the Surviving Corporation.

                  (d) Certificates. Murdock shall have delivered to ABI (i) a certificate, dated as of the date of Closing, signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a), 9.2(b), 9.2(c), and 9.2(g) of this Agreement have been satisfied, and (ii) copies of all documents that ABI may reasonably request relating to the existence of Murdock and certified copies of resolutions or written consents duly adopted by Murdock's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as ABI and its counsel may request.

                  (e) Affiliates Agreements. ABI shall have received from each affiliate of Murdock, the affiliates letter referred to in Section 8.16 of this Agreement, to the extent necessary to assure in the reasonable judgment of ABI that the transactions contemplated hereby will qualify for pooling of interests accounting treatment.

                  (f) Officer Agreement. Murdock shall have delivered to ABI the Officer Agreement from Robert L. Andreasen.

                  (g) Minimum Closing Equity. Murdock shall have Closing Equity of no less than $4,875,000; provided, however, that in such event ABI shall be subject to the requirements of Section 10.1(j) of this Agreement.

                  (h) Opinion of Counsel. ABI shall have received a written opinion of Trenam, Kemker, Scarf, Barkin, Frye, O'Neill & Mullis, counsel to Murdock, dated as of the Closing, containing such opinions as set forth in Exhibit C to this Agreement.

         9.3 CONDITIONS TO OBLIGATION OF MURDOCK TO EFFECT THE MERGER. The obligations of Murdock to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Murdock pursuant to Section 11.7 of this Agreement:

                  (a) Representations and Warranties. The representations and warranties of ABI set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties are by their express provisions made as of a specified date shall speak only as of such date) as of the date of Closing as though made on and as of the date of Closing, subject to such exceptions as do not have, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Murdock or the Surviving Corporation following the Effective Time.

                  (b) Performance of Covenants and Agreements. Each and all of the agreements and covenants of ABI to be performed or complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all respects.

                  (c) Consents and Approvals. ABI shall have obtained any and all Consents (other than those referred to in Section 9.1(b) of this Agreement) required for consummation of the Merger and the other transactions contemplated hereby, or for preventing any default under any agreement, contract, other instrument or Permit to which ABI is a party, which, if not obtained or made, is reasonably likely to have a Material Adverse Effect after the Effective Time on ABI and its Subsidiaries on a consolidated basis.

                  (d) Certificates. ABI shall have delivered to Murdock (i) a certificate, dated as of the Effective Time, signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a), 9.3(b), and 9.3(c) of this Agreement have been satisfied, and (ii) copies of all documents that Murdock may reasonably request relating to the existence of ABI and certified copies of resolutions or written consents duly adopted by ABI's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Murdock and its counsel shall request.

                  (e) Nasdaq Listing. The ABI Common Shares to be issued pursuant to the Merger shall have been approved and authorized for quotation on the Nasdaq Stock Market upon official notice of issuance.

                  (f) Opinion of Counsel. Murdock shall have received a written opinion of Carlton, Fields, Ward, Emmanuel, Smith, & Cutler, P.A., counsel to ABI, dated as of the Effective Time, containing such opinions set forth in Exhibit D to this Agreement.

                  (g) Fairness Opinion. Murdock shall have received from Allen
C. Ewing & Co. a letter, dated not more than five business days prior to the date of the Proxy Statement, in form and substance reasonably satisfactory to Murdock, to the effect that in the opinion of such firm, the Merger Consideration is fair, from a financial point of view, to the holders of the Murdock Common Stock.

                  (h) Payment of Consideration. ABI shall have delivered to the Exchange Agent the aggregate Merger Consideration payable to all holders of Murdock Common Stock pursuant to the terms of this Agreement.

                                    ARTICLE X

                                   TERMINATION

         10.1 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the stockholders of
Murdock:

                  (a) by mutual written consent of ABI and Murdock; or

                  (b) by either ABI or Murdock: (i) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice of such inaccuracy and which inaccuracy would provide the terminating party with the ability to refuse to consummate the Merger under applicable standard set forth in Section 9.2(a) of this Agreement in the case of Murdock and 9.3(a) in the case of ABI (provided that the terminating party is not then in material breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of Murdock and Section 9.3(a) in the case of ABI, or in material breach of any covenant or other agreement contained in this Agreement), or (ii) in the event of a material breach by the other party of any covenant, agreement, or obligation contained in this Agreement which breach cannot be or has not been cured within thirty (30) days after giving of written notice to the breaching party of such breach; or

                  (c) by either ABI or Murdock, in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by a final nonappealable action of such Regulatory Authority or if such action taken by such Regulatory Authority is not appealed within the time limit for appeal, or (ii) the stockholders of Murdock fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the FFIC at the Stockholders' Meeting where the transactions were presented to the stockholders for approval and voted upon; or

                  (d) by either ABI or Murdock, in the event that the Merger shall not have been consummated by April 30, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(d) shall not be available to any party whose breach of its obligations under this Agreement has been the cause of, or resulted in the failure of the Merger to be consummated on or before such date; or

                  (e) by ABI in the event dissenters' rights are claimed, pursuant to the Dissent Provisions, by persons owning in the aggregate more than 10% of the issued and outstanding shares of Murdock Common Stock; or

                  (f) by ABI or Murdock (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Murdock and Section 9.3(a) in the case of ABI or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
Section 10.1(d) of this Agreement; or

                  (g) by Murdock, if prior to the Effective Time a corporation, partnership, person, or other entity or group shall have made a bona fide Acquisition Proposal that the Board of Directors of Murdock determines in its good faith and in the exercise of its fiduciary duties based on, with respect to legal matters, the written opinion of counsel, and with respect to financial matters, in the written opinion of an investment banking firm of national reputation with respect to the business conducted by Murdock, ABI, and similar banks and bank holding companies, that the Acquisition Proposal is more favorable to the stockholders of Murdock and that the failure to terminate this Agreement and accept such Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties (it being agreed for purposes of this Agreement that the firm of Allen C. Ewing & Co. is an investment banking firm of such national reputation); provided, however, that termination under this
Section 10.1(g) shall not have been deemed effective until the termination fee required by Section 10.3 hereof has been paid to ABI; or

                  (h) by ABI, if the Board of Directors of Murdock (i) shall withdraw, modify, or change its recommendation to its stockholders with respect to approval of this Agreement or the Merger contemplated thereby or shall have resolved to engage in any Acquisition Proposal, (ii) shall have recommended to the stockholders of Murdock any Acquisition Proposal, or (iii) shall have made any public announcement of a proposal, plan, or intention to do any of the foregoing or shall have entered into and have any agreement, written or oral, to enter into, any agreement, contract, understanding, or arrangement to engage in any of the foregoing.

                  (i) by Murdock, if the Designated Price is less than $10.00 and its Board of Directors determines by a vote of a majority of the members of its entire Board of Directors, at any time commencing on the fourth day following the Determination Date and ending on the close of business on the day before Closing, to terminate; provided, however, before exercising its rights to effect termination under this Section 10.1(i), Murdock shall first have satisfied the good faith procedures specified in Section 3.2(b)of this Agreement, it being agreed that it shall not be a failure to negotiate in good faith if the Murdock Board of Directors declines to agree to a new Merger Consideration because it has determined in its reasonable business judgment that there has been a Material Adverse Change in the financial condition, results of operations, business or prospects of ABI.

                  (j) by ABI, if the Closing Equity shall be less than $4,875,000; provided, however, that before exercising its rights to effect termination under this Section 10.1(j), ABI shall have first satisfied the good faith procedures specified in Section 3.2(b) of this Agreement, it being agreed that it shall not be a failure to negotiate in good faith if the ABI Board of Directors declines to agree to a new Merger Consideration because it has determined in its reasonable business judgment that there has been a Material Adverse Change in the financial condition, results of operations, business or prospects of Murdock.

         10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect and no party shall have any obligation to the other parties hereto with respect to this Agreement, except that (i) the provisions of this Section 10.2 and Sections 10.3, 11.1, and 11.2 of this Agreement shall survive any termination and abandonment, and (ii) that a termination pursuant to Sections 10.1(b) of this Agreement shall not relieve or release the breaching party from liability for an uncured willful breach of a representation, warranty, consent, or agreement giving rise to such termination, of this Agreement.

         10.3 TERMINATION FEE. (a) In the event that this Agreement is terminated or the transactions contemplated hereby are abandoned pursuant to
Section 10.1(b) of this Agreement due to the failure or breach of Murdock under this Agreement, Murdock shall reimburse ABI for its reasonable out-of-pocket expenses relating to the Merger (consisting of costs and expenses of outside legal counsel, printing expenses, fiscal expense reimbursements for its financial advisor and accountants) in an amount not to exceed $250,000.

                  (b) In the event this Agreement is terminated or the transactions contemplated hereby are abandoned pursuant to Sections 10.1(g) or 10.1(h) of this Agreement, ABI shall be entitled to a cash payment from Murdock in an amount equal to $750,000. In the event of a termination of this Agreement pursuant to Section 10.1(g) or 10.1(h) of this Agreement, the payments provided under this Section 10.3(b) shall be the sole and exclusive remedy available to ABI.

                  (c) In the event this Agreement is terminated as a result of ABI's failure or breach under Section 10.1(b), ABI shall reimburse Murdock for its reasonable out-of-pocket expenses relating to the Merger (consisting of costs and expenses of outside legal counsel, printing expenses, fees and expense reimbursement for its financial advisor and accountants) in an amount not to exceed $200,000.


                                   ARTICLE XI

                                   DEFINITIONS

         11.1 DEFINITIONS.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "ABI" shall have the meaning set forth in the first paragraph of this Agreement.

                  "ABI Capital Stock" shall mean, collectively, the ABI Common Shares and any other class or series of capital stock of ABI.

                  "ABI Companies" shall mean, collectively, ABI and all ABI Subsidiaries.

                  "ABI Common Shares" shall mean the common shares, $1.175 par value per share, of ABI.

                  "ABI Disclosure Memorandum" shall mean the written information entitled "ABI Disclosure Memorandum" delivered prior to or on the date of this Agreement to Murdock describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing the Section of this Agreement under which such disclosure is being made.

                  "ABI Financial Statements" shall have the meaning set forth in
Section 6.5(b) of this Agreement.

                  "ABI Subsidiaries" shall mean the Subsidiaries of ABI which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of ABI in the future and owned by ABI at the Effective Time.

                  "Acquisition Proposal" shall mean any offer or proposal, or any indication of interest in, a merger, consolidation, or other business combination involving Murdock, or any tender or exchange offer, or any proposed offer to acquire, or the acquisition of, any equity interest in, or a substantial portion of the assets and properties, of Murdock other than contemplated pursuant to this Agreement.

                  "affiliate" means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or under common control with, the first mentioned person.

                  "Agreement" shall mean this Agreement and Plan of Merger, including the exhibits and schedules delivered pursuant hereto and incorporated herein by reference.

                  "American Bank" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Articles of Merger" shall mean the Articles of Merger to be executed by the Parties and filed with the Secretary of State of Florida relating to the Merger as contemplated in Section 1.3 of this Agreement.

                  "BHC Act" shall mean the Federal Bank Holding Company Act of 1956, as amended.

                  "Closing" shall have the meaning set forth in Section 1.2 of this Agreement.

                  "Closing Equity" shall mean the stockholders' equity of Murdock as of the close of business on the day immediately preceding the date of Closing as determined in accordance with GAAP and as verified by ABI plus (i) any cash expenditures up to a maximum of $270,000 made and actually paid in connection with the cancellation of the Information Processing Agreement, dated March 24, 1994, by and between Murdock and Florida Informanagement Services, Inc., and the Software License Addendum to Information Processing Agreement, dated July 18, 1997, by and between Murdock and FIS, Inc. and (ii) any other amounts or adjustments agreed to in writing by the parties to this Agreement.

                  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, ratification, or similar affirmation by any person.

                  "Department" shall have the meaning set forth in Section 5.5(a) of this Agreement.

                  "Designated Price" shall mean the average of the last daily sales price of ABI Common Shares as reported on Nasdaq (as reported by the Wall Street Journal, or if not reported thereby, another authoritative source selected by ABI) for the twenty (20) consecutive full trading days in which such shares are traded ending at the close of trading on the fifth business day preceding the Determination Date.

                  "Determination Date" shall mean the date on which the last of the following occurs: (i) the effective date (including the expiration of any applicable waiting period required by Law) of the last required Consent or order of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Murdock approve this Agreement.

                  "Derivatives Contract" shall have the meaning set forth in
Section 5.27 of this Agreement.

                  "Dissent Provisions" shall have the meaning set forth in
Section 3.6 of this Agreement.

                  "Dissenting Murdock Shares" shall have the meaning set forth in Section 3.6 of this Agreement.

                  "Dissenting Shareholders" shall have the meaning set forth in
Section 3.6 of this Agreement.

                  "DOJ" shall have the meaning set forth in Section 5.14(c) of this Agreement.

                  "Effective Time" shall have the meaning set forth in Section
1.3 of this Agreement.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exchange Agent" shall have the meaning set forth in Section
3.7 of this Agreement.

                  "Exchange Fund" shall have the meaning set forth in Section
4.1 of this Agreement.

                  "Exchange Ratio" shall have the meaning set forth in Section 3.1(a) of this Agreement.

                  "FBCA" shall have the meaning set forth in Section 1.3 of this Agreement.

                  "FDIC" shall have the meaning set forth in the Preamble to this Agreement.

                  "FFIC" shall mean the Florida Financial Institutions Code, which includes those Florida Laws identified in Section 655.005(j) of the Florida Statutes.

                  "FTC" shall have the meaning set forth in Section 5.14(c) of this Agreement.

                  "GAAP" shall mean the generally accepted accounting principles in the United States consistently applied during the periods involved applicable to banks, savings associations, or bank holding companies, as the case may be.

                  "Governmental Entity" shall have the meaning set forth in
Section 5.2(d) of this Agreement.

                  "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil and (specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                  "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnified Party" shall have the meaning set forth in
Section 8.17 of this Agreement.

                  "Injunction" shall have the meaning set forth in Section 9.1(e) of this Agreement.

                  "Intellectual Property" shall have the meaning set forth in
Section 5.20 of this Agreement.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Knowledge" of any person which is not an individual means, as of the date relating thereto, the knowledge of such person's senior officers and the knowledge of such person(s) obtained or which would or should have been obtained after reasonable investigation, and the knowledge of such person's directors without any special investigation.


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
                  "Law" shall mean any code, law, ordinances, regulation, reporting or licensing requirement, rule, or statute applicable to a person or its assets, properties, assets, liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                  "Liens" shall have the meaning set forth in Section 5.2(c) of this Agreement.

                  "Loan Property" shall mean any property owned, leased, or operated by the party in question or by any of its Subsidiaries or in which such party or its Subsidiary holds a security or other interest (including an interest in a fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "market price" shall have the meaning set forth in Section 3.4 of this Agreement.

                  "Material Adverse Effect" or "Material Adverse Change" to a party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on
(i) the financial position, business, or results of operations of such party and its Subsidiaries, if any, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a party (or any of its Subsidiaries) taken with the prior informed consent of the other party in contemplation of the transactions contemplated hereby, (d) circumstances affecting Florida based or regional bank holding companies generally, and (e) the Merger and compliance with the provisions of this Agreement on the operating performance of ABI or Murdock.

                  "Merger" shall have the meaning set forth in the Preamble of this Agreement.

                  "Merger Consideration" shall have the meaning set forth in
Section 3.7 of this Agreement.

                  "Murdock" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Murdock Benefits Plans" shall have the meaning set forth in
Section 5.16(a) of this Agreement.

                  "Murdock Common Stock" shall have the meaning set forth in the Preamble to this Agreement.

                  "Murdock Disclosure Memorandum" shall mean the written information entitled "Murdock Disclosure Memorandum" delivered prior to or on the date of this Agreement to ABI describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing the Section of this Agreement under which such disclosure is being made.

                  "Murdock ERISA Plan" shall have the meaning set forth in
Section 5.16(a) of this Agreement.

                  "Murdock Financial Documents" shall have the meaning set forth in 5.5(a) of this Agreement.

                  "Murdock Regulatory Documents" shall have the meaning set forth in Section 5.5(b) of this Agreement.

                  "Murdock Rights" shall have the meaning set forth in Section 3.5(a) of this Agreement.

                  "Murdock Stock Plans" shall have the meaning set forth in
Section 3.5(a) of this Agreement.

                  "Nasdaq" shall mean the Nasdaq Stock Market.

                  "Officer Agreement" shall have the meaning set forth in
Section 8.15 of this Agreement.

                  "Participation Facility" shall mean any facility in property in which the party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "Permit" shall have the meaning set forth in Section 5.14 of this Agreement.

                  "Proxy Statement" shall have the meaning set forth in Section
5.22 of this Agreement.

                  "Registration Statement" shall have the meaning set forth in
Section 5.22 of this Agreement.

                  "Regulatory Authorities" shall have the meaning set forth in
Section 5.14(c) of this Agreement.

                  "Regulatory Agreement" shall have the meaning set forth in
Section 5.14(c) of this Agreement.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SEC Reports" shall have the meaning set forth in Section 6.5 of this Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Securities Laws" shall mean the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "Spouses Shares" shall have the meaning set forth in Section
5.28 of this Agreement.

                  "Stockholders' Meeting" shall have the meaning set forth in
Section 8.3 of this Agreement.


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
                  "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity or voting securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity or voting securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                  "Surviving Corporation" shall have the meaning set forth in
Section 1.1 of this Agreement.

                  "Takeover Laws" shall have the meaning set forth in Section
5.24 of this Agreement.

                  "Taxes" shall mean all federal, state, local and foreign income, payroll, franchise, property, sales, excise, and all other taxes, tariffs, duties, assessments or governmental charges of any nature whatsoever, including all interest, penalties, and additions imposed with respect to such amounts.

                  "Tax Return" shall mean all returns, reports, or similar statements required to be filed with respect to any Tax (including any attached schedules), including without limitation, any information return, Claims for refund, amended return or declaration of estimated Tax.

                  (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation".

         11.2 EXPENSES. Except as otherwise provided in Section 10.3 and this 11.2, each party hereto shall bear and pay its own costs and expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger. The expenses of preparing, printing, and filing the Registration Statement and the Proxy Statement, and any proxy solicitation expenses, including mailing shall be borne equally by Murdock and ABI.

         11.3 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS FOLLOWING THE EFFECTIVE TIME. Except for Articles III and IV, and Sections 8.7, 8.16, 8.17, 11.2, 11.3 and 11.4 of this Agreement, none of the respective representations, warranties, obligations, covenants, and agreements of the parties shall survive the Effective Time. Such representations, warranties, covenants and agreements which do survive the Effective Time shall be for the benefit of the stockholders of Murdock, except for Section 8.17 which is for the benefit of the Indemnified Parties.

         11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement, which includes the Disclosure Memoranda and exhibits hereto, and the other documents, agreements, and instruments, executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereunder, and such Agreement supersedes all prior arrangements or understandings with respect to the subject matter hereof, both written and oral. Other than Section 8.17, nothing in this Agreement, expressed or implied, is intended to confer upon any individual, corporation or other entity, other than ABI or Murdock or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.


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
         11.5 OBLIGATION OF ABI. Whenever this Agreement requires ABI to take any action, such requirement shall be deemed to include an undertaking by ABI to cause the ABI Subsidiaries to take such action.

         11.6 AMENDMENT AND MODIFICATION. To the extent permitted by Law, this Agreement may be amended, modified, and supplemented by a subsequent writing signed by each of Murdock and ABI upon the approval of the Board of Directors of ABI on the one hand and Murdock on the other hand; provided, however, that the provisions hereof relating to the manner or basis in which shares of Murdock Common Stock will be exchanged for ABI Common Shares shall not be amended, modified, or supplemented after the Stockholders' Meeting without any requisite approval of the holders of the issued and outstanding shares of Murdock Common Stock.

         11.7 WAIVERS. Prior to or at the Effective Time, each of ABI on the one hand and Murdock on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement, and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law or applicable governmental regulation, which violation would have a Material Adverse Effect on Murdock on the one hand and on the other hand ABI and its Subsidiaries on a consolidated basis. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or the breach of any provision contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or at the breach of any other term of this Agreement.

         11.8 NO ASSIGNMENT. None of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other person or entity and any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no effect.

         11.9 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and shall be (a) delivered by registered or certified mail, return receipt requested,


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
postage prepaid, (b) by expedited mail or package delivery service guaranteeing next Business Day delivery, or (c) delivered personally, by hand, or facsimile transmission, to the persons at the addresses set forth below (or at such other address as may be provided hereunder):

                  ABI or American Bank:  American Bancshares, Inc.
                                         4702 Cortez Road West
                                         Bradenton, FL 34210
                                         Telecopy Number: 941-798-3712
                                         Attention: Gerald L. Anthony
                                                    President and Chief
                                                    Executive Officer

                  Copy to Counsel:       Carlton, Fields, Ward, Emmanuel,
                                          Smith & Cutler, P.A.
                                         One Harbour Place
                                         777 South Harbour Island Blvd.
                                         Tampa, FL 33602-5799
                                         Telecopy Number: 813-229-4133
                                         Attention: Richard A. Denmon, Esquire


                  Murdock:               Murdock Florida Bank
                                         1777 Tamiami Trail
                                         Murdock, FL 33948-1051
                                         Telecopy Number: 941-629-1729
                                         Attention: Robert L. Andreasen,
                                                    President & Chief
                                                    Executive Officer


                  Copy to Counsel:       Trenam, Kemker, Scharf, Barkin,
                                          Frye, O'Neill & Mullis
                                         Barnett Plaza, Suite 2700
                                         101 East Kennedy Boulevard
                                         Tampa, Florida 33601-1102
                                         Telecopy Number: 813-229-6553
                                         Attention: Richard M. Leisner, Esquire

         Any notice or other communications to be given or that may be given pursuant to this Agreement shall be deemed to have been given: (x) three calendar days of the deposit of such notice or communication in the United States Mail, registered or certified, return receipt requested, with proper postage affixed thereto; (y) upon the first Business Day after depositing such notice of communication with Federal Express, Express Mail, or other expedited mail or package delivery service guaranteeing delivery no later than the next Business Day if next day delivery service has been required and paid for; or (z) upon delivery if hand delivered or telecopied to the appropriate address and person as provided hereinabove or the person to whose attention the notice is to be given to the other parties in the manner hereinabove provided.

         11.10 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida.


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
         11.11 FIDUCIARY DUTY. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement shall be construed to prevent the exercise by any director of Murdock (or the actions of Murdock thereon) of his or her fiduciary duty as contemplated to be exercised under Section 8.7 of this Agreement.

         11.12 ENFORCEMENT OF AGREEMENT. Each party hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an Injunction or Injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States of any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         11.14 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

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
         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by their respective officers thereunto duly authorized, all as of the date first written above.

                                    AMERICAN BANCSHARES, INC.


                                    By: /s/ Gerald L. Anthony
                                       -----------------------------------------
                                          Gerald L. Anthony
                                          President and Chief Executive Officer



                                    AMERICAN BANK OF BRADENTON


                                    By: /s/ Gerald L. Anthony
                                       -----------------------------------------
                                          Gerald L. Anthony
                                          President and Chief Executive Officer





                                    MURDOCK FLORIDA BANK


                                    By: /s/ Robert L. Andreasen
                                       -----------------------------------------
                                          Robert L. Andreasen
                                          President and Chief Executive Officer








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